Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I,

BCSA MERGER SUB I, INC.

AND

LINQTO, INC.

DATED AS OF APRIL 9, 2024

i

ANNEXES AND EXHIBITS

Annex A	Company Supporting Shareholders

Annex B	BCSA Bank Account Information

Exhibit A	Form of BCSA Warrant Amendment

Exhibit B	Form of Transaction Support Agreement

Exhibit C	Form of New Registration Rights Agreement

v

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated April 9, 2024, is made by and among Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability (“BCSA”), BCSA Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), and Linqto, Inc., a Delaware corporation (the “Company” and collectively with BCSA and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) BCSA is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of BCSA that was formed for the purpose of consummating a business combination;

WHEREAS, prior to the Closing Date, BCSA shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part XII of the Cayman Islands Companies Act (as Revised), on the terms and subject to the conditions set forth in this Agreement (the “Domestication”);

WHEREAS, on the Closing Date, following the consummation of the Domestication, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such Merger, the Company will be a wholly-owned Subsidiary of BCSA, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Exchange Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the governing documents of BCSA, BCSA is required to provide an opportunity for its shareholders to have their outstanding BCSA Class A Shares (other than the BCSA Class A Shares that are part of the BCSA Sponsor Units) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the BCSA Shareholder Approvals;

WHEREAS, concurrently with the execution of this Agreement, the BCSA Sponsor, BCSA and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which the BCSA Sponsor has agreed to (a) vote in favor of this Agreement and the Transactions (including the Merger), (b) the relinquishment and cancellation of its BCSA Sponsor Units and a portion of its BCSA Sponsor Shares, and (c) pay specified Unpaid BCSA Liabilities;

WHEREAS, BCSA will make reasonable efforts, subject to the approval of the holders of BCSA Public Warrants, to amend the BCSA Public Warrants, pursuant to an amendment to the Warrant Agreement in substantially the form attached hereto as Exhibit A (the “BCSA Warrant Amendment”), so that each Public Warrant issued and outstanding immediately prior to the Domestication will be automatically extinguished and converted into the right to receive a fraction of a newly issued BCSA Share immediately after the Domestication (the “Warrant Conversion”);

WHEREAS, concurrently with the execution of this Agreement, each Company Supporting Shareholder duly executed and delivered to BCSA a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Transaction Support Agreements”), pursuant to which such Company Supporting Shareholder has agreed to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger), and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing;

WHEREAS, prior to the Closing Date, BCSA will enter into a lock-up agreement having specific terms and conditions to be agreed by the Parties within 30 days following the date hereof (a “Lock-Up Agreement”) with each of BCSA Sponsor, certain directors and officers of BCSA and certain Company Shareholders (to be agreed by the Parties), pursuant to which, among other things, each of BCSA Sponsor, such directors and officers of BCSA and such Company Shareholders will agree not to effect any sale or distribution of any Equity Securities of BCSA held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein;

WHEREAS, on or prior to the Closing Date, each of BCSA, BCSA Sponsor, certain directors and officers of BCSA and certain Company Shareholders will enter into a registration rights agreement, substantially in the form attached hereto as Exhibit D (the “New Registration Rights Agreement”), pursuant to which, among other things, BCSA will agree to file a registration statement for the resale of shares by BCSA Sponsor, such directors and officers of BCSA and such Company Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement;

WHEREAS, the board of directors of BCSA (the “BCSA Board”) has (a) approved this Agreement, the Ancillary Documents to which BCSA is or will be a party and the Transactions (including the Domestication, the Merger and the Warrant Conversion) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Domestication, the Merger and the Warrant Conversion) by the holders of BCSA Shares entitled to vote thereon and approval of the Warrant Conversion by the holders of BCSA Warrants;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger) and (b) recommended to the holders of Company Shares the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of Company Shares entitled to vote thereon; and

WHEREAS, each of the Parties intends for U.S. federal Income Tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) the Domestication constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (c) the Warrant Conversion (if applicable) constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and (d) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(d), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows.

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“ACPA” means the Patient Protection and Affordable Care Act of 2010, as amended (including by the Health Care and Education Reconciliation Act of 2010, as amended).

“Additional BCSA SEC Reports” has the meaning set forth in Section 4.7(a).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Exercise Amount” means the sum of all exercise prices for all outstanding and unexercised options and warrants to purchase Company Shares as of immediately prior to the Effective Time.

“Aggregate Financing Proceeds” means the aggregate cash proceeds received by any BCSA Party in respect of a Financing.

“Aggregate Transaction Proceeds” means an amount equal to the sum of (a) the aggregate cash proceeds available for release to any BCSA Party from the Trust Account in connection with the Transactions after reduction for amounts payable to BCSA shareholders with respect to the BCSA Shareholder Redemption, plus (b) the Aggregate Financing Proceeds, if any.

“Aggregate Transaction Proceeds Schedule” has the meaning set forth in Section 2.3(b).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Allocation Schedule Principles” has the meaning set forth in Section 2.3(a).

“AML Laws” has the meaning set forth in Section 3.21.

“Ancillary Documents” means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, the BCSA Warrant Amendment and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby, including the Merger and the Domestication.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combating bribery, corruption and money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approved Stock Exchange” means any of the Nasdaq Global Market, the Nasdaq Capital Market and the New York Stock Exchange.

“ARPA” means the American Rescue Plan Act of 2021, (P. L. 117-2), as may be amended from time to time.

“BCSA” means (a) prior to the consummation of the Domestication, Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability, and (b) from and after the consummation of the Domestication, shall mean BCSA as domesticated in Delaware, with such name as determined pursuant to Section 2.1(a)(iii).

“BCSA Affiliated Party” has the meaning set forth in Section 4.10.

“BCSA Affiliated Party Transactions” has the meaning set forth in Section 4.10.

“BCSA Board” has the meaning set forth in the recitals to this Agreement.

“BCSA Board Recommendation” has the meaning set forth in Section 5.9.

“BCSA Bylaws” means (i) from and after the Domestication and until the Effective Time, the bylaws contemplated by Section 2.1(a) and(ii) from and after the Effective Time, the bylaws contemplated by Section 2.1(c).

“BCSA Certificate of Incorporation” means (i) from and after the Domestication and until the Effective Time, the certificate of incorporation contemplated by Section 2.1(a) and(ii) from and after the Effective Time, the certificate of incorporation contemplated by Section 2.1(c).

“BCSA Change in Recommendation” has the meaning set forth in Section 5.9.

“BCSA Class A Shares” means, prior to the Domestication, BCSA’s Class A ordinary shares.

“BCSA Class B Shares” means, prior to the Domestication, BCSA’s Class B ordinary shares.

“BCSA Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which BCSA, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any other “Business Combination” as defined in the Prospectus. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a BCSA Competing Acquisition.

“BCSA Designee” has the meaning set forth in Section 5.15(c).

“BCSA Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by BCSA on the date of this Agreement in connection with the execution of this Agreement.

“BCSA ESPP” has the meaning set forth in Section 5.17.

“BCSA Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any BCSA Party or that any BCSA Party is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any BCSA Party (including with respect to this Agreement), (b) 50% of all Joint Expenses and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any BCSA Party pursuant to this Agreement or any Ancillary Document; provided, however, notwithstanding the foregoing or anything to the contrary herein, the BCSA Expenses shall not include (i) any obligations that will be satisfied from the Trust Account, or (ii) the Company Expenses or any fees, expenses, commissions or other amounts related to the Financing, which shall be paid out of the proceeds of such offering (or by the Company in the event this Agreement is terminated) or that are expressly contemplated to be allocated to and paid by Company or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“BCSA Extension” means any amendment to the BCSA Governing Documents to extend the period of time BCSA is afforded under its Governing Documents to consummate its initial business combination.

“BCSA Financial Statements” means all of the financial statements of BCSA included in the BCSA SEC Reports.

“BCSA Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the BCSA Parties) and Section 4.11 (Litigation).

“BCSA Incentive Equity Plan” has the meaning set forth in Section 5.17.

“BCSA Liabilities” means, as of any determination time, the aggregate amount of Liabilities of BCSA, including BCSA Expenses, whether or not such Liabilities are due and payable as of such time.

“BCSA Material Adverse Effect” means any change, event, effect, fact, factor, development, condition or occurrence that, individually or in the aggregate with any other change, event, effect, fact, factor, development, condition or occurrence, has prevented, materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the ability of any BCSA Party to consummate the Domestication, the Merger or the other transactions contemplated to be consummated by the BCSA Parties on the Closing Date in connection therewith. Notwithstanding the foregoing, none of (a) the amount of Class A Shares redeemed pursuant to the BCSA Shareholder Redemption, (b) the failure to obtain the Required BCSA Shareholder Approvals or (c) the occurrence or pendency of the Completion Date shall be deemed to be a BCSA Material Adverse Effect.

“BCSA Parties” means, collectively, BCSA and Merger Sub.

“BCSA Private Warrants” means the warrants to purchase one BCSA Common Share at a price of $11.50 per share that are held by the BCSA Sponsor.

“BCSA Public Warrants” means the 15,000,000 warrants to purchase one BCSA Common Share at a price of $11.50 per share that were issued as part of the units sold in the IPO.

“BCSA SEC Reports” has the meaning set forth in Section 4.7(a).

“BCSA Shareholder Approvals” means, collectively, the Required BCSA Shareholder Approvals and the Other BCSA Shareholder Approvals.

“BCSA Shareholder Redemption” means the valid redemption by the holders of BCSA Class A Shares (other than the BCSA Sponsor Shares) of all or a portion of their respective BCSA Class A Shares (in connection with the Transactions or otherwise) in accordance with (and subject to the limitations set forth in) the BCSA Governing Documents.

“BCSA Shareholders Meeting” has the meaning set forth in Section 5.9.

“BCSA Shares” means (a) prior to the consummation of the Domestication, collectively, the BCSA Class A Shares and the BCSA Class B Shares and (b) from and after the consummation of the Domestication, shares of common stock, par value $0.00001 per share, of BCSA as contemplated pursuant to the BCSA Certificate of Incorporation.

“BCSA Sponsor” means Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company.

“BCSA Sponsor Shares” means: (a) prior to the Domestication, any outstanding BCSA Class B Shares and any outstanding BCSA Class A Shares that were converted from BCSA Class B Shares, and (b) after the Domestication, BCSA Shares that were converted from any securities referred to in clause (a) as part of the Domestication.

“BCSA Sponsor Specified Provisions” has the meaning set forth in Section 8.9.

“BCSA Sponsor Units” means the units sold to the Sponsor on the date of the IPO, with each such unit consisting of one BCSA Class A Share and one-half of a warrant to purchase a BCSA Class A Share at a price of $11.50 per share.

“BCSA Warrant Amendment” has the meaning set forth in the recitals to this Agreement.

“BCSA Warrant Amendment Proposal” has the meaning set forth in Section 5.9(b).

“BCSA Warrantholder Approval” means the approval of the BCSA Warrant Amendment Proposal by the affirmative vote of the holders of the requisite number of BCSA Warrants entitled to vote thereon, whether in person or by proxy at the BCSA Warrantholders Meeting (or any adjournment or postponement thereof), in accordance with the Warrant Agreement, the BCSA Governing Documents and applicable Law.

“BCSA Warrantholders Meeting” has the meaning set forth in Section 5.9(a).

“BCSA Warrants” means the BCSA Public Warrants and the BCSA Private Warrants.

“Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, pension fund, bonus (whether cash or equity), incentive (whether cash or equity), cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, welfare, sick pay, holiday, vacation, retention, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation right, equity-based, fringe benefit, loan, employment, consulting, independent contractor or other compensation or benefit plan, fund, program, policy, practice, Contract or arrangement of any kind (including any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or the ACPA, whether or not subject to ERISA)), whether written or oral and whether covering a single individual or a group of individuals.

“Broker-Dealer” means each Group Company that is (or because of the conduct of its business is required to be) an SEC-registered, FINRA-member broker-dealer.

“Burdensome Condition” means any requirement that a Group Company propose, execute, carry out or agree or submit to any action or remedy that individually or in the aggregate would reasonably be expected to be materially adverse to the business, operations, employees, condition (financial or otherwise), properties, assets, liabilities, business relations, results of operations or prospects of the Group Companies, taken as a whole.

“Business Combination Proposal” has the meaning set forth in Section 5.9.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“CAA” means the Consolidated Appropriations Act, 2021, (P. L. 116-260), as may be amended from time to time.

“CARES Act” means (a) the Coronavirus Aid, Relief, and Economic Security Act, and any administrative or other guidance published with respect thereto by any Governmental Entity (including IRS Notice 2020-22), or any other Law or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, IRS Notices 2020-65 or 2021-11) intended to address the consequences of the COVID-19 pandemic and (b) any extension of, amendment, supplement, correction, revision or similar treatment to any provision of the Laws described in clause (a), including pursuant to the CAA or the ARPA, as applicable, (in each case, including any comparable provisions of state, local or non-U.S. Law and including any related or similar orders or declarations from any Governmental Entity).

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(ii).

“Certificates” has the meaning set forth in Section 2.1(b)(vii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Cancellation” has the meaning set forth in Section 2.1(d).

“Closing Company Audited Financial Statements” has the meaning set forth in Section 5.16(a).

“Closing Company Financial Statements” has the meaning set forth in Section 5.16(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4.

“Closing Press Release” has the meaning set forth in Section 5.4.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Affiliated Party” has the meaning set forth in Section 3.19.

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19.

“Company Benefit Plan” means any Benefit Plan (a) that is sponsored, maintained, contributed to or required to be contributed to by any Group Company (or to which any Group Company is a party) and that covers or benefits any current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company (or any spouse, domestic partner, dependent or beneficiary of any such individual) or (b) under or with respect to which any Group Company has (or could have) any current or future Liability (including any contingent Liability), other than any plan or program sponsored or maintained by a Governmental Entity (including social security authorities) to which the Group Companies contribute as a matter of Law.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Bylaws” means the By-laws of the Company, dated November 12, 2009.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 12, 2009.

“Company Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions, (i) of the Equity Securities of the Company, in each case, that, if consummated, would result in a Person acquiring beneficial ownership of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 15% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any direct or indirect acquisition, in one or a series of related transactions, of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions or any transaction with any BCSA Party shall constitute (in whole or in part) a Company Competing Acquisition.

“Company Designee” has the meaning set forth in Section 5.15(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to BCSA by the Company on the date of this Agreement.

“Company Dissenting Shareholders” has the meaning set forth in Section 2.7.

“Company Dissenting Shares” has the meaning set forth in Section 2.7.

“Company Equity Award” means, as of any determination time, each award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plans” means, each plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, collectively, the Company Shareholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, (b) 50% of all Joint Expenses and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided, however, notwithstanding the foregoing or anything to the contrary herein, the Company Expenses shall not include any BCSA Liabilities or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by the BCSA Parties pursuant to this Agreement or any Ancillary Document.

“Company FINRA Filing” means the filing with FINRA of either a Continuing Membership Application in respect of the Transactions by each Broker-Dealer or a materiality consultation, in each case in accordance with FINRA Rule 1017.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2(a)-(f) (Capitalization of the Group Companies), Section 3.3 (Authority), and Section 3.17 (Brokers).

“Company Intellectual Property” means both Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and processes, in each case, relied on, owned, licensed or leased by any Group Company or its Affiliates.

“Company Licensed Intellectual Property” means Intellectual Property owned by any Person (other than a Group Company) that is used by or licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, effect, fact, factor, development, condition or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to be materially adverse to (a) the business, operations, employees, condition (financial or otherwise), properties, assets, liabilities, business relations, results of operations or prospects of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger or the other transactions contemplated to be consummated by the Company on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect, fact, factor, development, condition or occurrence arising after the date of this Agreement from (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) changes in applicable Laws, or (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic (including COVID-19) or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, or (vi) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure or changes may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (v)); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect, fact, factor, development, condition or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, or any business line of the Company, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Net Debt” means all Indebtedness of the Company (as set forth on the most recent balance sheet included in the Closing Company Financial Statements), less cash and cash equivalents of the Company (each as set forth on the most recent balance sheet included in the Closing Company Financial Statements), less the Aggregate Exercise Amount; for the avoidance of doubt, Company Net Debt may be a negative number.

“Company Owned Intellectual Property” means the Company Owned Intellectual Property Rights, together with the Company Owned Technology.

“Company Owned Intellectual Property Rights” means all Intellectual Property Rights in any Company Owned Technology, including all Company Registered Intellectual Property Rights, together with any unregistered Intellectual Property Rights owned or purported to be owned by any Group Company, including rights in Intellectual Property under development by any Group Company.

“Company Owned Technology” means all Technology for which the underlying Intellectual Property Rights are owned or purported to be owned by any Group Company.

“Company Policies” has the meaning set forth in Section 3.6(l).

“Company Preferred Stock” means shares of the Company’s series seed preferred stock, par value $0.00001 per share, series A-1 preferred stock, par value $0.00001 per share, series AA preferred stock, $0.00001 per share and series A preferred stock, par value $0.00001 per share.

“Company Product” means any product or service designed, developed, manufactured, assembled, distributed, sold, licensed or otherwise made commercially available to third parties by the Group Companies, or any services hosted, provided or made accessible by any Group Company to third parties, including software as a service, professional services and maintenance and support.

“Company Registered Intellectual Property Rights” has the meaning specified in Section 3.13(a).

“Company Required Shareholder Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by holders of a majority of the voting power of the outstanding (i) Company Common Stock and (ii) Company Preferred Stock.

“Company Shareholder Written Consent” has the meaning set sort in Section 5.13(a).

“Company Shareholder Written Consent Deadline” has the meaning set sort in Section 5.13(a).

“Company Shareholders” means, as of any determination time prior to the Effective Time, the holders of Company Shares.

“Company Shares” means, collectively, (i) shares of common stock, par value $0.00001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation (“Company Common Stock”) and (ii) shares of Company Preferred Stock.

“Company Supporting Shareholder” means each Company Shareholder that beneficially owns, together with its Affiliates, greater than 5% of the total outstanding Company Shares on the date of this Agreement calculated on a fully diluted basis taking into account the vesting and exercise of all Company Equity Awards and any other Company Shareholder who is an executive officer, director, Affiliate or founder of the Company.

“Company Technology” means collectively all Company Owned Technology and any Technology used by or licensed to any Group Company.

“Company Transaction Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former employee, officer, director, consultant, independent contractor, or other service provider of the Company or any other Company Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any Company Benefit Plan or other plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents.

“Company Warrants” means any warrants to purchase Company Shares outstanding immediately prior to the Effective Time.

“Completion Date” means May 15, 2024, or such later date as may be established in the Amended and Restated Articles of Association of BCSA for the liquidation and winding up of BCSA in the event it has not consummated a business combination by that date.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of August 30, 2023 between the Company and BCSA.

“Consent” means any notice, authorization, qualification, registration, filing, notification, permit, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, understanding, contract, license, lease, purchase order, warranty or guarantee, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets, in each case whether oral or written.

“Corporate Records” has the meaning set forth in Section 3.25.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“D&O Persons” has the meaning set forth in Section 5.14(a).

“Data Breach” means any (a) incident constituting a security breach of Personal Data under applicable Privacy Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of Personal Data; or (b) any successful phishing incident or ransomware attack.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Disqualifying Event” has the meaning set forth in Section 4.18(b).

“DNR” has the meaning set forth in Section 3.22(a).

“Domestication” has the meaning set forth in the recitals to this Agreement.

“Domestication Proposal” has the meaning set forth in Section 5.9.

“Effective Time” has the meaning set forth in Section 2.1(b)(ii).

“Enterprise Value” means $700,000,000.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (as related to exposure to Hazardous Substances).

“Equity Securities” means any share, share capital, capital stock, partnership, right of first refusal, restricted stock units, subscription rights, purchase rights, membership, joint venture, or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, call, put, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations, rulings and other guidance issued or in effect thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with any Group Company, is or, at any relevant time, was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ESPP Proposal” has the meaning set forth in Section 5.9(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Exchange Ratio” means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration” means an aggregate number of BCSA Shares equal to (a) the Enterprise Value less the Company Net Debt, divided by (b) $10.00.

“Excluded License” means any Open Source Software license that requires, as a condition of use, modification or distribution of Software subject to such license, that (a) such Software or other Software linked, combined or distributed with such Software (other than Open Source Software) be disclosed or distributed in source code form, or (b) such Software or other Software linked, combined or distributed with such Software or any associated Intellectual Property (other than Open Source Software) be made available by any Group Company without cost (including for the purpose of making additional copies or derivative works).

“Extension Deposit” has the meaning set forth in Section 5.21(g).

“Extension Proposal” has the meaning set forth in Section 5.21(a).

“Extension Proxy Statement” has the meaning set forth in Section 5.21(a).

“Extension Shareholders’ Meeting” has the meaning set forth in Section 5.21(c).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financial Statements Deadline” has the meaning set forth in Section 5.16(a).

“Financing” has the meaning set forth in Section 5.22(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc. and any successor thereto.

“Fully Diluted Shares” means an amount equal to, without duplication, (a) the aggregate number of Company Shares and any other shares of capital stock of the Company that are issued and outstanding as of immediately prior to the Effective Time, plus (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of Equity Securities that are outstanding or promised as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards.

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposal” has the meaning set forth in Section 5.9.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and by-laws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and (d) a Cayman Islands exempted company, its memorandum and articles of association.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal of competent jurisdiction (public or private).

“Group Companies” means, collectively, the Company and its Subsidiaries, and “Group Company” means any of them.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9(b).

“Income Tax” means any Tax that is, in whole or in part, based on or measured by income or gains and any business franchise tax or similar Tax.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (g) severance agreements, stay bonuses, incentive bonuses (relating to the sale of the Company), termination and change of control arrangements and similar obligations that are owed to any Person, in each case that will be triggered, either automatically or with the passage of time, by the consummation of the Transactions and any Taxes payable in connection therewith (including the employer portion of any payroll, social security, unemployment or similar Tax imposed on such amounts); (h) unfunded or underfunded Company Benefit Plans that are pension or nonqualified deferred compensation plans and all Liabilities for employer contributions due, but not paid, to any Company Benefit Plans, including any elective deferrals, employer matching contributions and other employer contributions due to any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and (i) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 90 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company or any other Group Company.

“In-Licenses” means collectively all licenses and other Contracts under which any Group Company has been granted a license to any Intellectual Property, including Off-the-Shelf Software Licenses.

“Intellectual Property” means Intellectual Property Rights and Technology, collectively.

“Intellectual Property Rights” means collectively any and all of the following and all rights in, arising out of, or associated therewith (including all applications or rights to apply for any of the following), and all registrations, renewals, extensions, future equivalents, and restoration thereof, now or hereafter in force or effect: all United States, international and foreign (a) patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing), inventions, invention disclosures, utility models or similar rights, designs, design rights, and equivalent or similar rights; (b) trademarks, service marks, trade names, trade dress, brand names, logos or other similar identifiers and all goodwill associated therewith throughout the world; (c) all copyrights, mask works, and all other rights corresponding thereto (including moral rights) throughout the world; (d) all rights in URLs, social media accounts, short codes, hash tags and domain names and any applications and registrations therefore, and contract rights therein; (e) rights of personality, publicity and privacy; (f) all trade secrets and other rights in know-how, data, confidential information or proprietary information; (g) rights of attribution and integrity and other moral rights; and (h) any similar, corresponding, or equivalent rights to any of the foregoing in items (a) through (g) above, anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Invention Assignment Agreement” has the meaning set forth in Section 3.13(i).

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.18.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Joint Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions, costs of preparation and filing, registration or similar costs and fees or other amounts incurred with respect to any regulatory, self-regulatory (including national securities exchange) or governmental filing or approval, including filings with the SEC or in respect of the HSR Act, and any franchise taxes payable to the state of Delaware in connection with any merger subsidiary formed for purpose of facilitating the acquisition; but not any expenses relating to the Company FINRA Approval.

“Latest Balance Sheet” means the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2023.

“Latest BCSA Balance Sheet” has the meaning set forth in Section 4.15.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letter of Transmittal” means the letter of transmittal, substantially in a form reasonably acceptable to the Company and BCSA (including a release of claims against the Group Companies and BCSA to the extent permissible under applicable Law) and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of BCSA and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or BCSA, as applicable).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued unaccrued, liquidated or unliquidated, fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (including any mechanic’s lien, materialmen’s lien or Tax lien), license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“LNR” has the meaning set forth in Section 3.22(a).

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customer” has the meaning set forth in Section 3.24.

“Material Permits” has the meaning set forth in Section 3.6(a).

“Material Supplier” has the meaning set forth in Section 3.24.

“Merger” has the meaning set forth in Section 2.1(b).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.9(b).

“New Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Non-U.S. Company Benefit Plan” means any Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (whether or not United States Law also applies) or is sponsored or maintained primarily for the benefit of current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company who resides or works primarily outside of the United States.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-the-Shelf Software Licenses” means any Software or other technology license agreements or Contracts that are made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to or otherwise made available on a non- exclusive basis under standard terms and conditions for a one-time fee of less than $100,000 per license or an ongoing fee of less than $50,000 per year.

“Officers” has the meaning set forth in Section 5.15(a).

“Open Source Software” means any open source, public source or freeware software made available under or otherwise subject to any license that is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, or any license substantially similar to any of the foregoing, including any version of any Software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses.

“Order” means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other BCSA Shareholder Approvals” means the approval of each Transaction Proposal, other than the Required BCSA Shareholder Approvals, by a resolution of the holders of the requisite majority number of BCSA Shares required to approve the proposal, whether in person or by proxy at the BCSA Shareholders Meeting (or any adjournment thereof), in accordance with the BCSA Governing Documents and applicable Law.

“Other Litigation” has the meaning set forth in Section 5.2(c).

“Out-Licenses” means collectively all licenses and other Contracts under which any Group Company has granted to any Person a license to any Company Owned Intellectual Property Rights.

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(b)(vii).

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due or payable and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due or payable and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on Real Property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such Real Property and which are not violated by the use or occupancy of such Real Property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (e) nonexclusive licenses granted to third parties in the ordinary course of business, and (f) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due or payable.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means, to the extent regulated by contract, Law, or privacy policy applicable to any Group Company, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including any other data that constitutes personal information or personal data under any contract, Law, or privacy policy applicable to the Group Companies, specifically including, but not limited to “Non-Public Information” as defined by the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and its implementing regulations.

“Pre-Closing BCSA Governing Documents” means the Amended and Restated Memorandum and Articles of Association of BCSA, dated as of November 9, 2021, as amended on February 7, 2023.

“Pre-Closing BCSA Shareholders” means the holders of BCSA Shares as of any determination time prior to the Effective Time.

“Privacy Requirements” means, to the extent applicable to any Group Company (a) any Laws regulating the privacy, security or Processing of Personal Data, including GLBA and its implementing regulations, (b) all contracts between any Group Company and any Person that are applicable to the Processing of Personal Data, and (c) all published or publicly displayed policies applicable to any Group Company relating to the Processing of Personal Data.

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Protected Data” shall mean all (a) Personal Data, (b) and all data for which any Group Company is required by Law, contract, or privacy policy to safeguard or keep confidential or private, including the Group Companies’ confidential or proprietary information and (c) information related to protected classifications under state or federal Law.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Real Property Leases” has the meaning set forth in Section 3.18(b).

“Real Property” means, collectively, the Owned Real Property, the real property leased pursuant to the Real Property Leases and any other real property otherwise occupied, possessed or used by any Group Company.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and the Ancillary Documents and containing a prospectus and proxy statement of BCSA.

“Regulatory Enforcement Referrals” means the exceptions referred to FINRA or SEC enforcement relating to FINRA examinations or SEC inquiries or investigations.

“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required BCSA Shareholder Approvals” means (a) the approval of the Domestication Proposal and the Governing Document Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of BCSA Shares entitled to vote and that do so vote thereon at the BCSA Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of BCSA and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Equity Plan Proposal and the ESPP Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of BCSA Shares entitled to vote and that do so vote thereon at the BCSA Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of BCSA and applicable Law.

“Required Merger Sub Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by BCSA, as the sole stockholder of Merger Sub.

“Retained Sponsor Shares” has the meaning set forth in Section 2.1(d).

“Rollover Equity Award” has the meaning set forth in Section 2.4(a).

“Rollover Warrant” has the meaning set forth in Section 2.4(c).

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls and such other controls administered by the U.S. Customs and Border Protection, the United Kingdom, European Union, any European Member State and any other relevant import and export control authority, (b) economic sanctions, including those administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom and any other relevant sanctions authority or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the BCSA Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Signing Filing” has the meaning set forth in Section 5.4.

“Signing Press Release” has the meaning set forth in Section 5.4.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Closing Payment” has the meaning set forth in Section 2.3(d).

“Sponsor Extension Shares” means any BCSA Shares that the BCSA Sponsor transfers, or agrees to transfer to third parties, in connection with any BCSA Extension, including pursuant to agreements with holders of BCSA Class A Shares to not redeem their shares in connection with such extension.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, exempted company, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if an exempted company, limited liability company, partnership, association or other business entity (other than a corporation), a majority of the shares, partnership interests or other similar ownership interests thereof (as applicable) is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Suppliers” has the meaning set forth in Section 3.22(f).

“Surviving Company” has the meaning set forth in Section 2.1(b)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(b)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, Real Property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Opinion” has the meaning set forth in Section 5.5(a)(iii).

“Tax Proceeding” means a Proceeding with respect to Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Technology” means collectively any and all of the following: (a) Software, including software and firmware listings, assemblers, applets, applications, websites, content (including text, pictures, sounds, music, and video), compilers, source code (whether in a format to be compiled, interpreted, or otherwise), object code, net lists, design tools, user interfaces, “look and feel,” application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build Software and instructions, design documents, schematics, diagrams, products, product specifications, packaging, games, devices know-how, show-how, techniques, formulae, algorithms, routines, works of authorship (whether or not copyrightable), discoveries, concepts, processes, prototypes, test methodologies, test tools, supplier and customer lists, materials that document design or design processes, or that document research or testing (including design, processes, and results); (b) any media on which any of the foregoing is recorded; and (c) any other tangible embodiments of any of the foregoing or of any Intellectual Property Rights.

“Termination Date” the date that BCSA is required to dissolve or liquidate pursuant to its organizational documents, as such date may be extended in accordance with the terms hereof.

“Termination Fee” has the meaning set forth in Section 7.2(b).

“Trade Compliance Laws” means any requirement of applicable Law relating to the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, Software or services including: the Arms Export Control Act, 22 U.S.C. § 2751 et seq.; Export Administration Act, 50 U.S.C. §§ 2401-2420 (2000); Export Administration Regulations, 15 C.F.R. Parts 730 et seq.; International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706 (2000); Trading with the Enemy Act, 50 U.S.C. § 4301 et seq., International Traffic in Arms Regulations, 22 C.F.R. Parts 120- 130; and including all Sanctions and Export Control Laws.

“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.9(b).

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.9.

“Trustee” has the meaning set forth in Section 4.9.

“Unpaid BCSA Liabilities” means, as of any determination time, the BCSA Liabilities as of such determination time and through, and including, the Closing, in each case, to the extent unpaid as of such time.

“Unpaid BCSA Liabilities Schedule” the meaning set forth in Section 2.3(c).

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of November 9, 2021, by and between BCSA and Continental Stock Transfer & Trust Company, as warrant agent, as amended from time to time in accordance with the terms thereof.

“Warrant Conversion” has the meaning set forth in the recitals to this Agreement.

ARTICLE 2
MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1.

(a) Domestication. At least one Business Day prior to the Closing Date, BCSA shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Companies Act (As Revised), including by filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to BCSA and the Company, together with the BCSA Certificate of Incorporation and completing and making all filings required to be made with the Cayman Islands Registrar of Companies to effect the Domestication. In connection with (and as part of) the Domestication, BCSA shall cause:

(i) each BCSA Class A Share and each BCSA Class B Share that is issued and outstanding immediately prior to the Domestication to be converted into one BCSA Share,

(ii) each BCSA Warrant that is outstanding immediately prior to the Domestication to receive the treatment set forth in Section 2.1(e), and

(iii) BCSA to have a certificate of incorporation and bylaws substantially consistent with its current certificate of incorporation and bylaws and as approved by the Company in writing.

BCSA shall cause the Domestication to be consummated in accordance with applicable Law.

(b) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, and at least one Business Day following the consummation of the Domestication, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii) At the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger, in a form reasonably satisfactory to the Company and BCSA (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by BCSA and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Effective Time, the Officers, and except as provided in Section 5.15, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001 per share, of the Surviving Company (a “Surviving Company Share”).

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive a number of BCSA Shares equal to the Exchange Ratio (the “Per Share Merger Consideration”). From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii) For purposes of calculating the aggregate number of BCSA Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(b)(vii), all Company Shares held by such holder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis and the number of BCSA Shares to be issued shall be rounded down to the nearest whole share.

(ix) If, between the date of this Agreement and the Closing, the outstanding BCSA Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of BCSA Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(b)(ix) shall not (A) be construed to permit BCSA, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to the Domestication or any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

(x) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(c) BCSA Governing Documents. At the Effective Time, BCSA shall file such documents with the Secretary of State of the State of Delaware as are necessary for:

(i) a certificate of incorporation and bylaws, each in the form agreed to by BCSA and the Company, to become the certificate of incorporation and bylaws of BCSA, and

(ii) BCSA’s name to be changed to a name determined in the sole discretion of the Company.

(d) Sponsor Shares and Units. Prior to the Effective Time, BCSA shall cancel: (i) a number of BCSA Sponsor Shares then owned by the BCSA Sponsor such that after that cancellation, the BCSA Sponsor shall own exactly 4,000,000 BCSA Sponsor Shares (such remaining shares, the “Retained Sponsor Shares”), and (ii) all 1,322,000 BCSA Sponsor Units, including all the underlying BCSA Shares and BCSA Private Warrants that compose the BCSA Sponsor Units (collectively, the “Closing Cancellation”).

(e) Treatment of BCSA Warrants. Each BCSA Warrant that is outstanding immediately prior to the Domestication shall (A) if the holders of the BCSA Public Warrants approve the BCSA Warrant Amendment, convert into the right to receive a fraction of a newly issued BCSA Share (such fraction to be determined by BCSA and the Company) immediately after the Domestication and (B) if the holders of BCSA Public Warrants do not approve the BCSA Warrant Amendment, from and after the Domestication, represent the right to purchase one BCSA Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement

Section 2.2 Closing of the Transactions. The closing of the Merger (the “Closing”) shall take place electronically by exchange of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, as promptly as reasonably practicable, but in no event later than the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date or time as BCSA and the Company may agree in writing. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3 Pre-Closing Deliveries; Sponsor Payment.

(a) Allocation Schedule. At least five Business Days prior to the Closing Date, the Company shall deliver to BCSA an allocation schedule (the “Allocation Schedule”) setting forth:

(i) its good faith calculation of the Exchange Share Consideration and the Exchange Ratio,

(ii) the number of Company Shares held by each Company Equityholder,

(iii) the number of any other outstanding Equity Securities of the Company, including pursuant to Company Equity Awards,

(iv) its good faith estimate of the Company Net Debt as of the Closing,

(v) its good faith calculation of the Aggregate Exercise Amount, and

(vi) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i) through (v) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles.

The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws and, in the case of the Company Equity Awards, in accordance with the applicable Company Equity Plan and any applicable grant or similar agreement with respect to each Company Equity Award, in each case, as in effect immediately prior to the Effective Time (collectively, the “Allocation Schedule Principles”). The Company will review any comments to the Allocation Schedule provided by BCSA or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by BCSA or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of BCSA Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, to the Company Equityholders) exceed the Exchange Share Consideration and (y) the BCSA Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or under the Exchange Agent Agreement, as applicable.

(b) Aggregate Transaction Proceeds Schedule. At least two Business Days prior to the Closing Date, BCSA shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of BCSA, that, to his or her knowledge and solely in his or her capacity as an officer of BCSA (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule is, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. BCSA will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. BCSA may update the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of BCSA shareholders participating in the BCSA Shareholder Redemption, not later than one Business Day prior to the Closing Date.

(c) Unpaid BCSA Liabilities Schedule. At least two Business Days prior to the Closing Date, BCSA shall deliver to the Company a reasonably detailed calculation of each Unpaid BCSA Liability as of the Closing Date, together with invoices and wire payment instructions for the parties to which each such liability is owed (the “Unpaid BCSA Liabilities Schedule”).

(d) In the event that on the Closing Date the amount of Unpaid BCSA Liabilities are greater than $12,500,000, on the Closing Date and prior to the Effective Time, the BCSA Sponsor shall pay BCSA an amount in unrestricted cash, by wire transfer of immediately available funds, equal to the amount by which the Unpaid BCSA Liabilities exceed $12,500,000 (the “Sponsor Closing Payment”).

Section 2.4 Treatment of Company Equity Awards; Warrants.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(d)), each Company Equity Award that is outstanding and not forfeited immediately prior to the Effective Time shall be converted into the same type of equity award with respect to BCSA Shares (each such equity award, a “Rollover Equity Award”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares subject to such Company Equity Award immediately prior to the Effective Time and (ii) the Exchange Ratio, rounded down to the nearest full share, with any Rollover Equity Award that is a stock option converting into a stock option having an exercise price per BCSA Share subject to such Rollover Equity Award equal to (x) the exercise price per share of such option in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio (the exercise price per share, rounded up to the nearest full cent). Each Rollover Equity Award shall be subject to the same terms and conditions (including applicable vesting, form of payment, expiration and forfeiture provisions) that applied to the corresponding Company Equity Award immediately prior to the Effective Time, except as to terms (i) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such award), or (ii) such other immaterial administrative or ministerial changes as the BCSA Board (or the compensation committee of the BCSA Board) may determine in good faith are appropriate to effect the administration of the Rollover Equity Awards. The assumption of Rollover Equity Awards that are stock options pursuant to this Section 2.4 shall be made in accordance with Sections 424 and 409A of the Code.

(b) As of immediately prior to the Effective Time, all Company Equity Plans shall terminate.

(c) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(d)), each Company Warrant that is outstanding immediately prior to the Effective Time shall be converted into the same type of warrant with respect to a number of BCSA Shares (each such warrant, a “Rollover Warrant”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares subject to such Company Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio, rounded down to the nearest full share, in each case, having an exercise price per BCSA Share subject to such Rollover Warrant equal to (x) the exercise price per share of such Company Warrant in effect immediately prior to the Effective Time, divided by (y) the Exchange Ratio (the exercise price per share, rounded up to the nearest full cent). Each Rollover Warrant shall be subject to the same terms and conditions (including applicable vesting, form of payment, expiration and forfeiture provisions) that applied to the corresponding Company Warrant immediately prior to the Effective Time, except as to terms (i) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such Company Warrant), or (ii) such other immaterial administrative or ministerial changes as the BCSA Board may determine in good faith are appropriate to effect the administration of the Rollover Warrants.

(d) At or prior to the Effective Time, the Parties and their respective boards of directors, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effect the treatment of the Company Equity Awards and Company Warrants pursuant to this Section 2.4. Prior to the Closing, the Company shall take, or cause to be taken, all other reasonably necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement or Company Warrant and otherwise to give effect to the provisions of this Section 2.4.

Section 2.5 Company Shareholder Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten Business Days prior to the Closing Date, BCSA shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Exchange Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(b)(vii) and on the terms and subject to the other conditions set forth in this Agreement. BCSA shall appoint as exchange agent Continental Stock Transfer & Trust Company, the transfer agent for BCSA, or another agent reasonably acceptable to the Company and enter into an exchange agent agreement with the Exchange Agent in a form reasonably acceptable to the Company (the “Exchange Agent Agreement”). The Company shall reasonably cooperate with BCSA and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement and the covenants and agreements set forth in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable in connection with any of the foregoing or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the Transactions).

(b) At least three Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Shareholders a Letter of Transmittal.

(c) At the Closing, BCSA shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Shareholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of BCSA Shares in book-entry form representing the portion of the Exchange Share Consideration issuable pursuant to Section 2.1(b)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Exchange Share Consideration issuable pursuant to Section 2.1(b)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Shareholder whose Company Shares have been converted into the right to receive a portion of the Exchange Share Consideration pursuant to Section 2.1(b)(vii) shall be entitled to receive the portion of the Exchange Share Consideration to which such Company Shareholder is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, and any other documents or agreements required by the Letter of Transmittal, is delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least two Business Days prior to the Closing Date, then BCSA and the Company shall use reasonable best efforts to cause the applicable portion of the Exchange Share Consideration to be issued to the applicable Company Shareholder in book-entry form on the Closing Date, or (ii) less than two Business Days prior to the Closing Date, then BCSA and the Company shall take all actions necessary to cause the applicable portion of the Exchange Share Consideration to be issued to the Company Shareholder in book-entry form within two Business Days after such delivery.

(f) No interest will be paid or accrued on the Exchange Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(b)(x) or any Company Dissenting Shares) shall solely represent the right to receive a portion of the Exchange Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(b)(vii).

(g) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(h) Any portion of the Exchange Fund that remains unclaimed by the Company Shareholders 12 months following the Closing Date shall be delivered to BCSA or as otherwise instructed by BCSA, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Exchange Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to BCSA for the issuance of the applicable portion of the Exchange Share Consideration, without any interest thereon. None of BCSA, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Exchange Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of BCSA free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Withholding. BCSA, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, BCSA shall use commercially reasonable efforts to give reasonable advance notice of such withholding to the Company, and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.7 Company Dissenting Shares. Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii). From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of BCSA, the Surviving Company or any of its Affiliates (including BCSA); provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (a) shall no longer be deemed to be Company Dissenting Shares and (b) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(vii) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(d). Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL. The Company shall give BCSA prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and BCSA shall, at its sole cost and expense, have the right to, and the Company shall provide BCSA the opportunity to, participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of BCSA (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this Article 3 in the manner set forth in Section 8.8), the Company hereby represents and warrants to the BCSA Parties, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Delaware. Each Subsidiary of the Company is a corporation, limited liability company, joint stock company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and, except as set forth in Section 3.1(a) of the Company Disclosure Schedules, in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b) True and complete copies of the governing or constitutional documents of each Group Company have been made available to BCSA, in each case, as amended and in effect as of the date of this Agreement. The governing or constitutional documents of the Company and each other Group Company, including the Company Certificate of Incorporation and the Company Bylaws, are in full force and effect, and no Group Company is in breach or violation of any provision set forth in its governing or constitutional documents.

(c) Each Group Company is duly qualified, licensed or registered to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the lack of such qualification, license or registration has not caused and would not reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, for each Group Company, of (i) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company authorized as of the date hereof, (ii) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company issued and outstanding as of the date hereof, and (iii) the full names of the Persons that are the record or registered owners thereof. All of the outstanding Equity Securities of the Group Companies, including the Company Shares, have been duly authorized and validly issued and, in the case of Equity Securities of Group Companies that are corporations, are fully paid and non-assessable.

(b) The Equity Securities of each Group Company (i) were not issued or otherwise acquired in violation of the governing or constitutional documents of such Group Company or any Contract to which such Group Company is party or bound, (ii) were not issued or otherwise acquired in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any Person, and (iii) have been offered, sold, transferred and issued in compliance with applicable Law, including Securities Laws. Except as set forth on Section 3.2(b) of the Company Disclosure Schedules, no Group Company has any outstanding (x) equity appreciation, phantom equity or profit participation rights, (y) options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require such Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such Group Company from or to an unrelated Person, or (z) to the Company’s Knowledge, condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company. Section 3.2(b) of the Company Disclosure Schedules accurately identifies each Contract relating to any Equity Securities of any Group Company that contains any information rights, rights of first refusal, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(c) There are no outstanding bonds, debentures, notes or other Indebtedness of any Group Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the Group Companies to which any Group Company is party or bound.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person (other than any Group Company) or the right to acquire any such Equity Security, and none of the Group Companies is a partner or member of any partnership, limited liability company or joint venture (other than any other Group Company).

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of the holder, the date of grant and any applicable vesting schedule (including acceleration provisions) of each Company Equity Award.

(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a list of all Company Transaction Payments as of the date of this Agreement.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a true and complete list of all Indebtedness of the Group Companies as of the date of this Agreement of the type described in clause (a) or (b) of the definition of Indebtedness, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof. None of the Group Companies are in default or otherwise in breach with respect to any of their respective Indebtedness. The Company has provided to BCSA true, correct and complete copies of all documents (including all amendments, supplements, waivers, notices and consents) with respect to any Indebtedness of the Group Companies outstanding as of the date of this Agreement.

(i) All Equity Securities of any Group Company ever repurchased, redeemed, converted or cancelled by such Group Company were repurchased, redeemed, converted or cancelled in compliance in all material respects with (i) all applicable Law, including applicable Securities Law, and (ii) all requirements set forth in all applicable Contracts.

(j) To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution or the advancement of expenses by any current or former employee, independent contractor, consultant, advisor, officer, director, member of the board of managers or other individual service provider of any Group Company (other than an ordinary course claim for reimbursement by such Group Company of travel expenses or other out-of-pocket expenses of a routine nature incurred by such Person in the course of performing such Person’s duties for such Group Company or except where such a claim is not, and could not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole) pursuant to: (i) the terms of the Governing Documents of such Group Company; (ii) any indemnification agreement or other Contract between such Group Company and any such Person; or (iii) any applicable Law.

(k) The Company Shareholders set forth on Annex A hereto constitute all of the Company Supporting Shareholders as of the date of this Agreement.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to receipt of the Company Required Shareholder Approval), to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the Transactions, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or other Proceeding on the part of the Company or the Company Equityholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Required Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the Transactions (including the Merger).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to BCSA a true and complete copy of the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2022 and 2023, and the related unaudited, consolidated statements of operations and comprehensive loss and cash flows of the Company and its Subsidiaries for the 12 months ended December 31, 2022 and 2023 (collectively, the “Financial Statements”). The Financial Statements are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto, if applicable) (a) were derived from the books and records of the Group Companies, and (b) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the periods indicated therein.

(b) The Closing Company Audited Financial Statements and any other Closing Company Financial Statements will be derived from the books and records of the Group Companies. The Closing Company Financial Statements will (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (ii) in the case of any audited financial statements, be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable). No financial statements other than those consolidated financial statements of the Group Companies are required by GAAP to be included in the Closing Company Audited Financial Statements.

(c) The Group Companies have no Liabilities except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities for a breach of Contract, breach of warranty, tort (including infringement of Intellectual Property Rights) or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the Transactions (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities for a breach of Contract), (v) for Liabilities that are not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (vi) Liabilities that are disclosed in Section 3.4(c) of the Company Disclosure Schedules.

(d) The Group Companies have established and maintained, individually or at a group level, systems of internal accounting controls that provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained, books and records of the Group Companies in the ordinary course of business that are accurate and complete in all material respects and reflect, in reasonable detail, the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(e) The Company has not received any complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law, (ii) the filing with the SEC of the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (iii) the appropriate filings and approvals under the rules of an Approved Stock Exchange, (iv) the filing of the Certificate of Merger, (v) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication together with the BCSA Certificate of Incorporation and completing and making all filings required to be made with the Cayman Islands Registrar of Companies to effect the Domestication and (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach or default under, any Order, Law or other restriction of any Governmental Entity to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except in the case of any of the foregoing clauses (ii) through (iv), as would not have or be reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Permits.

(a) Section 3.6(a) of the Company Disclosure Schedules sets forth a true and complete list of all Permits any Group Company holds that is required by any Group Company to own, lease or operate its properties or assets or to conduct its business as currently conducted and as presently proposed to be conducted (the Permits required to be listed on Section 3.6(a) of the Company Disclosure Schedules, collectively, the “Material Permits”). Except as is not and would not reasonably be expected to have a Company Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its respective terms and (b) there is no pending or, to the Company’s Knowledge, threatened termination, suspension, withdrawal or revocation with respect to any Material Permit. Except for the Material Permits set forth on Section 3.6(a) of the Company Disclosure Schedules, there are no Permits, whether written or oral, necessary or required for the Company to conduct its business.

(b) Section 3.6(b) of the Company Disclosure Schedules sets forth, (i) all Governmental Entities with which any Group Company is registered as a broker-dealer, investment adviser, or insurance agent or broker, and (ii) all self-regulatory organizations of which any Group Company is a member or member organization. All such registrations are in full force and effect and all reports, notices, forms and other filings required to be filed with any Governmental Entity were prepared in accordance with applicable Law, were timely filed, and were when filed accurate and complete in all material respects. Each Group Company has materially complied with the terms of those registrations and Laws applicable thereto.

(c) All employees, independent contractors, consultants, or other non-employee service providers of any Group Company who are providing services to any Group Company and are party to an agreement with any third-party broker-dealer have been, and currently are, in material compliance with any and all (i) obligations and terms under any such agreement, and such agreement is consistent with the terms and substance contained in this Agreement and (ii) applicable policies and procedures of the broker-dealer, including, but not limited to any broker-dealer operational and compliance manuals.

(d) For any employee, independent contractors, consultants, or other non-employee service providers of any Group Company required to file Form U4, such forms are complete and accurate in all material respects as of the Closing Date, including with respect to any disclosure event required to be reported on Section 14 and the corresponding disclosure reporting pages of Form U4.

(e) Except as set forth on Section 3.6(e) of the Company Disclosure Schedules, since January 1, 2020, no current or former employee, independent contractor, consultant, or other non-employee service provider of any Group Company for whom a Form U5 was filed was terminated “for cause”. For purposes of this Section, the term “for cause” is defined to mean any response other than “voluntary” under Section 3 of Form U5.

(f) Neither any Group Company, nor any employee, independent contractor, consultant, or other non-employee service provider of any Group Company is currently, or since January 1, 2020 has been, the subject of any regulatory inquiries, examinations, investigations, or administrative or arbitration Proceedings by any Governmental Entity, or the subject of any material and factually accurate customer complaints.

(g) For any employee or associated person of any Group Company with one or more regulatory disclosure events reported to any Governmental Entity, such employee or associated person is subject to adequate supervisory oversight, including, when appropriate, heightened supervision, in accordance with regulatory standards and in compliance with any and all applicable policies and procedures of the relevant Broker-Dealer.

(h) Each Group Company and its designated responsible licensed producers (as applicable) are in compliance in all material respects with all applicable Laws of applicable Governmental Entities (including, without limitation, all applicable continuing education requirements). There is no Proceeding or disciplinary action currently pending, or to the Company’s knowledge, threatened against any Group Company or its designated responsible licensed producers (as applicable) by a Governmental Entity.

(i) Each Broker-Dealer has for each of the last three years timely filed (after giving effect to any extensions) all Material Permits, forms, reports, registration statements, registrations, declarations, notices, schedules and other documents that were required to be filed with any Governmental Entity, including any amendments or supplements thereto.

(j) Each Broker-Dealer has for each of the last three years maintained “net capital” (as such term is defined in Rule 15c3-1 under the Exchange Act) equal to or in excess of, the minimum “net capital” required to be maintained by it under the Exchange Act, and has not been required to file an early warning notification pursuant to Rule 17a-11 under the Exchange Act or a notification pursuant to FINRA Rule 4120.

(k) No Broker-Dealer, nor any “associated person” of such Broker-Dealer, is subject to a “statutory disqualification” (as such terms are defined in the Exchange Act or its equivalent under any applicable state or foreign Law), or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of the Company or any of the Company Entities, or suspension or revocation of the registration of Broker-Dealer as a broker-dealer under Section 15 of the Exchange Act.

(l) Each Broker-Dealer has implemented one or more formal codes of ethics, insider trading policies, personal trading policies, written supervisory procedures and other material policies (the “Company Polices”) and has no knowledge of any material violations of such Company Policies within the last five years preceding the date hereof. The Company Policies comply in all material respects with applicable Law. Each Broker-Dealer has adopted written anti-money laundering programs and written customer identification programs that comply in all material respects with applicable Law and have complied with the terms of such programs in all material respects.

(m) To the Company’s knowledge, each director, officer, employee and other Person subject to the supervision of a Broker-Dealer in respect of the business is (i) appropriately licensed, registered or qualified to perform such Person’s duties as and to the extent required by any Governmental Entity and (ii) there is no Proceeding pending or threatened by any Governmental Entity that could result in the ineligibility or disqualification of any director, officer, employee, or other Person subject to the supervision of Broker-Dealer or the Company or its Affiliates to serve in any such capacities.

(n) Each Broker-Dealer has adopted, and at all times required by applicable Law during the preceding three years had in effect, and it and its employees and all other Persons subject to such policies are and have been in compliance with all written policies and procedures required under applicable Law (including Regulations S-P and S-ID), which have been in all material respects implemented pursuant to and in accordance with applicable Law.

(o) Except as disclosed on a Broker-Dealer’s Form BD or any Form U4 or U5 filed with respect to any “associated person” (as defined in the Exchange Act) of such Broker-Dealer for the five preceding years through the Business Day immediately prior to the date of this Agreement, neither Broker-Dealer nor, to the Company’s Knowledge, any “associated persons” (as defined in the Exchange Act) of Broker-Dealer is, as of the date hereof, the subject of any disciplinary Proceedings or orders of any Governmental Entity arising under applicable Law that would be required to be disclosed on Form BD, Form U4, or Form U5.

(p) The Company has made available to BCSA a list of all material client complaints received by Broker-Dealer, whether or not such complaints are reportable to FINRA or the SEC under applicable Law, that have been made in the last three years against Broker-Dealer or any registered representative of Broker-Dealer while acting in the capacity of a registered representative.

(q) Without limiting the generality of the foregoing:

(i) Each Broker-Dealer is (A) a broker-dealer duly registered with the SEC under the Exchange Act, (B) a member in good standing with FINRA, and (C) registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration, licensing or qualification, and a complete list of such jurisdictions is set forth on Section 3.6(c) of the Company Disclosure Schedules. Each Broker-Dealer has properly filed, and as necessary updated, a registration statement on Form BD, which has been prepared in accordance with applicable Law, and each such federal and state registration, license or qualification is in full force and effect.

(ii) Except as set forth on Section 3.6(q) of the Company Disclosure Schedules, in the three years prior to the date of this Agreement, no Group Company has been subject to any Proceeding that would be required to be disclosed on Form BD or Form U4, as applicable, and no such Proceeding is pending or, to the knowledge of the Company, threatened.

(r) The Company is not required, and upon the Closing of the Transactions as contemplated by this Agreement and the application of the Aggregate Transaction Proceeds, BCSA will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts, other than Company Benefit Plans, to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are, as of the date of this Agreement, bound (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, a “Material Contract”):

(i) any Contract relating to Indebtedness for borrowed money of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company, in either case for an amount equal to or higher than $500,000;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than Real Property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by any Group Company;

(iv) any Real Property Lease;

(v) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $500,000 over the life of the Contract;

(vi) any Contract required to be disclosed on Section 3.13(c) of the Company Disclosure Schedules;

(vii) any Contract that (a) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of BCSA or any of its Affiliates after the Closing, (b) contains any exclusivity, “most favored nation”, rights of first negotiation or similar provisions, obligations or restrictions, including those granting any exclusive rights to any Person (including exclusive license rights granted by any Group Company to any Person in Company Intellectual Property), (c) contains any covenants not to sue or not to assert or technology or source code escrow obligations, or (d) contains any other provisions restricting, in any material respect, the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential customer (other than standard non-solicitation provisions in Contracts);

(viii) any Contract (or group of related Contracts) requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $250,000 annually, or (B) $500,000 over the life of such Contract (or group of related Contracts);

(ix) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $250,000;

(x) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person individually or in the aggregate, in an amount in excess of $250,000 or made any capital contribution to, or other investment in, any Person;

(xi) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xii) any Contract with any Person (a) pursuant to which any Group Company (or BCSA or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other similar contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (b) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Intellectual Property;

(xiii) any Contract providing for any Company Transaction Payment;

(xiv) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xv) any settlement, conciliation or similar Contract (A) requiring monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity, (C) involving any Intellectual Property Rights, or (D) that imposes any material, non-monetary obligations on any Group Company (or BCSA or any of its Affiliates after the Closing);

(xvi) any Contract with any (A) Material Customer or (B) Material Supplier; and

(xvii)        any other Contract (or group of related Contracts) the performance of which requires either (A) annual payments to or from any Group Company in excess of $250,000 or (B) aggregate payments to or from any Group Company in excess of $500,000 over the life of such Contract (or group of related Contracts).

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s Knowledge, the counterparties thereto, and (iv) to the Company’s Knowledge, no party has repudiated any provision of any Material Contract or threatened to terminate any Material Contract. The Company has made available to BCSA true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on October 1, 2023 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement or any Ancillary Document or except as set forth on Section 3.8 of the Company Disclosure Schedules, (i) the Group Companies have conducted their businesses in the ordinary course of business in all material respects, and (ii) no Group Company has taken any action that would require the consent of BCSA if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened against or involving any Group Company or concerning any of the Group Companies’ assets, properties or business. To the Company’s Knowledge, there are no facts or circumstances which could form the basis for any such Proceeding that would reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened Proceeding against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Group Companies nor any of their respective properties or assets is subject to any Order. There are no Proceedings by any Group Company pending against any other Person.

Section 3.10 Compliance with Laws.

(a) Each Group Company (i) conducts, and at all times since January 1, 2021 has conducted, its business in compliance in all material respects with all Laws and Orders applicable to such Group Company and is not, and has never been, in violation of any such Law or Order, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, (ii) has not received or been subject to any written regulatory consent orders, or enforcement actions from a Governmental Entity, (iii) has not received any written communications, or, to the Company’s Knowledge, any other communications from a Governmental Entity that alleges that such Group Company is not in compliance with any of the foregoing, and (iv) to the Company’s Knowledge, no such allegation has been threatened.

(b) Since January 1, 2021, no Group Company has received any written notice alleging any conflict, violation, breach or default in such compliance, from the SEC, FINRA, or any other SRO or state regulators in respect of any Group Company. Each Group Company has obtained all exemptive or other necessary relief from the SEC, FINRA, and other SROs and state regulators, as necessary, to conduct the Company’s business as currently conducted and currently is operating in compliance in all material respects with any and all conditions imposed by the SEC, FINRA, or any other SROs or state regulators, as applicable, in granting such relief.

Section 3.11 Employee Plans.

(a) None of the Group Companies have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to continue, modify or amend any existing Company Benefit Plan, except for amendments required by applicable Law with respect to which the amendment deadline has not yet lapsed.

(b) With respect to each Company Benefit Plan, the Company has provided BCSA with a current, true and complete copy (or, if such Company Benefit Plan is not in writing, an accurate summary of the material terms) thereof (including all amendments thereto) and, to the extent applicable: (i) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Company Benefit Plan; (ii) all Contracts related to such Company Benefit Plan, including all trust agreements, insurance Contracts, annuity Contracts and service provider agreements; (iii) the most recent Form 5500 (including all schedules and other attachments thereto); (iv) all nonroutine notices and correspondence since December 31, 2018 to or from any Governmental Entity (including social security authorities) relating to such Company Benefit Plan; and (v) all nondiscrimination, top-heavy and Code Section 415 and other year-end compliance tests performed with respect to such Company Benefit Plan for the three most recently completed plan years.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including ERISA, the Code (and the regulations and rulings issued thereunder) and the ACPA, and each Group Company has properly performed in all material respects all of its duties and obligations under or with respect to such Company Benefit Plan; (ii) no Group Company, no ERISA Affiliate and no other Person has breached any fiduciary duty imposed upon it by ERISA or any other Law (including the ACPA); (iii) except as could not result, individually or in the aggregate, in a material liability to any Group Company, no prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code (and not otherwise exempt under Section 408 of ERISA and Section 4975(c)(2) or 4975(d) of the Code) has occurred; (iv) except as could not result, individually or in the aggregate, in a material Liability to any Group Company all contributions, premiums and other payments due or required to have been paid to (or with respect to) such Company Benefit Plan on or before the Closing have been timely paid in accordance with the terms of such Company Benefit Plan and applicable Law or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements; and (v) no Group Company has incurred (whether or not assessed), any material penalty, Tax, fine, Lien or Liability under ERISA, the Code or any other Law. No Group Company has incurred (whether or not assessed) any assessable payment, penalty, Tax or Liability under Section 4980B, 4980D, 4980H, 5000, 6721 or 6721 of the Code or any other Law. With respect to each plan or arrangement that would be a Company Benefit Plan but for the fact that such plan or arrangement is maintained or sponsored by a Governmental Entity, except as could not result, individually or in the aggregate, in a material Liability to any Group Company, all contributions required to have been made by or on behalf of the Group Companies with respect to such plan or arrangement on or before the Closing have been timely made or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements.

(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust is exempt from taxation under Section 501(a) of the Code. Each such Company Benefit Plan is the subject of a current, unrevoked favorable determination letter from the IRS (or, in the case of a prototype, volume submitter or other pre-approved plan, is the subject of a current, unrevoked favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan and upon which the Group Companies and such Company Benefit Plan are entitled, under applicable IRS guidance, to rely) as to such Company Benefit Plan’s qualified status under the Code. To the Company’s knowledge, nothing has occurred (or failed to occur), and no facts or circumstances exist, that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of its related trust.

(e) No Group Company or ERISA Affiliate has ever maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), or has (or could have) any current or future Liability (including any contingent Liability) under or with respect to: (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or, at any time, was subject to Section 302 or 303 of ERISA, Title IV of ERISA or Section 412 or 430 of the Code; (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) any multiple employer plan within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; or (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(f) No Group Company or Company Benefit Plan provides (or contributes toward the cost of) or has any obligation or agreement to provide (or contribute toward the cost of), life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former owner, director, manager, officer, employee, consultant, independent contractor or service provider of or to the Group Companies or any ERISA Affiliate (or the spouse, domestic partner, dependent or beneficiary of any such individual) after their retirement or other termination of ownership, employment or service, except to the extent required by COBRA or the ACPA or any other Law (at the sole expense of the covered individual or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof).

(g) Each Company Benefit Plan that provides, in any part, nonqualified deferred compensation that is subject to Section 409A of the Code in all material respects satisfies the documentary and operational requirements of Section 409A(a)(2), 409(A)(a)(3), and 409A(a)(4) of the Code and all applicable guidance issued thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan), and no additional Tax under Section 409A(a)(1)(b) of the Code has been or could reasonably be expected to be incurred by any participant or beneficiary in any such Company Benefit Plan. No Group Company has any obligation or agreement (whether under a Company Benefit Plan or otherwise) to reimburse, “gross up,” indemnify or otherwise compensate any individual for any Taxes or interest imposed under Section 4999 or 409A of the Code.

(h) Each Non-U.S. Company Benefit Plan that is intended to qualify for any preferential Tax treatment meets all of the requirements for such treatment and has obtained all approvals of all relevant Governmental Entities that are necessary to qualify for such Tax treatment. Each Non-U.S. Company Benefit Plan is registered where required by, and has been maintained in good standing under, all applicable Laws and with all relevant Governmental Entities. No Non-U.S. Company Benefit Plan would be considered a “defined benefit plan” within the meaning of Section 3(35) of ERISA if such plan were subject to ERISA. To the extent any Non-U.S. Company Benefit Plan is not fully funded or fully offset by insurance coverage, any unfunded or underfunded liabilities in respect of such plan have been properly accrued to the extent required under applicable accounting standards.

(i) There are no claims or Proceedings (other than routine claims for benefits) pending or, to the Company’s Knowledge, threatened with respect to (or against the assets of) any Company Benefit Plan. No investigation, audit or other Proceeding by any Governmental Entity (including social security authorities) is pending or in progress with respect to any Company Benefit Plan.

(j) There has been no amendment, interpretation or other announcement (written or oral) by the Group Companies, any ERISA Affiliate or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense to the Group Companies of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred by the Group Companies with respect thereto for the most recent fiscal year included in the Financial Statements.

(k) Each Company Benefit Plan can be terminated by the applicable Group Company in accordance with its written terms without the consent of any Person and without any penalty, cost, expense or Liability to the Company, BCSA, Merger Sub, any of their respective Subsidiaries or Affiliates or such Company Benefit Plan, other than routine, immaterial administrative expenses of the type typically incurred in connection with the termination of similar employee benefit plans termination.

(l) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will or could (either alone or in combination with any other event) (i) entitle any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company to any severance, retention or change of control payments or benefits or to any other payment (whether under a Company Benefit Plan or otherwise and whether in cash or equity); (ii) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company (whether under an Company Benefit Plan or otherwise), (iii) increase the amount or value of any compensation or benefits due or payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company, (iv) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any the Group Company (whether under a Company Benefit Plan or otherwise); or (v) impair any of the rights of the Company, BCSA, or any of their respective Subsidiaries or Affiliates with respect to any Company Benefit Plan, including the right to amend, terminate, merge or transfer the asset of any Company Benefit Plan.

(m) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any Group Company under any Company Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

Section 3.12 Environmental Matters.

(a) The Group Companies are, and at all times since January 1, 2021 have been, in compliance with all Environmental Laws (including all Environmental Laws affecting the Real Property), except as would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect. The Group Companies have not received any written communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws.

(b) There is no, and at all times since January 1, 2021 has not been, any Proceeding pending or, to the Company’s Knowledge, threatened against or involving any Group Company in respect to any Environmental Laws.

(c) To the Knowledge of the Company, the Company has not manufactured, released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances. To the Company’s Knowledge, there are no underground storage tanks that are now present at, or have heretofore been removed from, the Real Property.

(d) The Group Companies have made available to BCSA copies of all environmental assessments (including Phase I or Phase II environmental assessments), audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of any Group Company or the compliance (or noncompliance) by any Group Company with any Environmental Laws.

Section 3.13 Technology and Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules contains a true and complete list of the following with respect to the Company Owned Intellectual Property Rights (collectively, “Company Registered Intellectual Property Rights”): (i) all issued patents and patent applications, including the owner, the patent number or application number for each jurisdiction in which filed, and the date issued (or date filed); (ii) all registered trademarks, service marks, trade names, trade dress, and applications for registration of any of the foregoing, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; (iii) all registered copyrights and applications for registration of copyrights, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; and (iv) all domain name registrations, including the owner, the registration date, any next renewal deadline and name of registry or issuer. Schedule 3.13(a) of the Company Disclosure Schedules also contains a true and complete list of all unregistered trademarks, service marks, trade names that are material to the business of the Group Companies.

(b) All Company Registered Intellectual Property Rights are subsisting, and to the Company’s Knowledge, valid and enforceable (or in the case of applications for Company Registered Intellectual Property Rights, applied for and pending). To the Company’s Knowledge, there are no actions that must be taken by any Group Company within 90 days after the Closing Date for the purpose of obtaining, maintaining, perfecting, preserving or renewing any Company Registered Intellectual Property Rights. The Group Companies solely own all right, title and interest, free and clear of any Liens, pledges, security interests, claims, or other encumbrances (other than Permitted Liens), in and to the Company Registered Intellectual Property Rights. The Group Companies have not conducted their business, and have not used or enforced (or failed to use or enforce) any Company Owned Intellectual Property, in a manner that would result in the abandonment, cancellation or unenforceability of any item of Company Owned Intellectual Property Rights, and the Group Companies have not taken (or failed to take) any action that would result in the forfeiture or relinquishment of any Company Owned Intellectual Property Rights (other than through the expiration of Company Registered Intellectual Property Rights at the end of their maximum statutory term or pursuant to a good faith business decision). As of the date of this Agreement, there have been no interferences, re-examinations, concurrent use proceedings, oppositions or cancellations brought or threatened to be brought involving any of the Company Registered Intellectual Property Rights. The Group Companies have the sole right to file, prosecute, and maintain all applications and registrations with respect to the Company Owned Intellectual Property.

(c) Section 3.13(c) of the Company Disclosure Schedules contains a true and complete list of: (i) all Out-Licenses, including any Out-License that grants any rights to modify or create derivative works of any Company Owned Intellectual Property, or grants sublicenses under any Company Owned Intellectual Property Rights (other than (1) any non-exclusive licenses granted to Group Company customers on substantially the Company’s form customer agreement in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course, (3) standard agreements entered into in the ordinary course with the Company’s or any Subsidiary’s contractors, consultants, and service providers to use Company Intellectual Property solely for the benefit of the Group Companies, and (4) nonexclusive licenses to use feedback or trademarks that are incidental to the subject matter of the applicable Out-License in which they are incorporated); (ii) all In-Licenses (other than (1) Off-the-Shelf Software Licenses, (2) Invention Assignment Agreements entered into in the ordinary course of business; (3) non-disclosure agreements entered into in the ordinary course, (4) Open Source Software licenses, (5) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (6) licenses to the Group Companies solely for the purpose of enabling the Group Companies to provide services to the applicable counterparty); and (iii) all present or future royalty payment obligations with respect to any Company Licensed Intellectual Property or under any Out-License or In-License or otherwise.

(d) Section 3.13(d) of the Company Disclosure Schedules lists all material Company Owned Technology, and all Company Products, made commercially available by any Group Company.

(e) The Group Companies (i) exclusively own all right, title and interest in and to the Company Owned Intellectual Property free and clear of conditions, adverse claims, security interests, pledges, Liens, encumbrances (other than Permitted Liens), or any requirement of any past, present, or future royalty payments and (ii) possess adequate and enforceable rights or an exclusive license to use all Company Licensed Intellectual Property necessary for the operation of such Group Company’s business as currently conducted; provided, that the representation in this clause (ii)(y) is made to the Company’s knowledge with respect to third party patent rights. No Group Company has assigned, sold, exclusively licensed or otherwise transferred any ownership interests in any Company Owned Intellectual Property. All Company Owned Intellectual Property owned or used by the Group Companies immediately prior to the Closing will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing.

(f) Neither (i) the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, offering for sale, import, or any other exercise of rights in Company Owned Intellectual Property Rights, (ii) the operation of any Group Company’s business, including such Group Company’s provision of any Company Products; nor (iii) the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, offering for sale, import, or other exploitation by any Group Company of any Company Product, (A) directly or indirectly infringes, violates, interferes with, or misappropriates any Intellectual Property Rights of any Person (other than any patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing) of any Person), (B) to the Company’s Knowledge, directly or indirectly infringes, violates, interferes with, or misappropriates any patents (including any continuations a continuations in part, divisional, reissues, renewals and applications for any of the foregoing) of any Person; or (C) constitutes unfair competition or unfair trade practice. To the Company’s Knowledge, no Person, including any current or former employee, consultant, or contractor of any Group Company, has infringed, violated, interfered with or misappropriated, or is infringing, violating, interfering with or misappropriating, any Company Owned Intellectual Property Rights.

(g) As of the date hereof, no Group Company has received written notice of and, to the Company’s Knowledge, there are no claims or actions: (i) challenging the validity, effectiveness, use of, or ownership by any Group Company of any Company Owned Technology, (ii) challenging the validity, effectiveness, use or ownership of any Group Company’s rights in Company Licensed Intellectual Property, or (iii) alleging that any of the activities of any Group Company specified in clauses (i), (ii), or (iii) of Section 3.13(f), infringes, violates, interferes with or misappropriates, or will infringe, violate, interfere with or misappropriate, any other Person’s Intellectual Property Rights or constitutes unfair competition or unfair trade practices under the Laws of the applicable jurisdiction.

(h) Except as set forth in Section 3.13(h) of the Company Disclosure Schedules, no Person other than the Group Companies possess any current or contingent rights of any kind to any source code included in Company Owned Intellectual Property, and no Group Company has granted any current or contingent rights of any kind to any source code that is part of any Company Licensed Intellectual Property.

(i) All current and former Group Company employees, consultants, contractors and any other Persons who have contributed to or created any portion of, or otherwise have any rights in or to, any Company Owned Intellectual Property or any Company Products, have executed and delivered, and, to the Company’s Knowledge, are in compliance with, enforceable written Contracts that, to the extent permitted under applicable Law, validly and effectively assign to the Company all Intellectual Property conceived, created, developed, written, invented, discovered, or reduced to practice by such employees, consultants, contractors, or other Persons, or through which ownership of all such Intellectual Property otherwise vests in the Company, or where such transfer of ownership is not admissible by operation of law, has granted the Company the perpetual, geographically unlimited, exclusive and transferable right of use with respect to all currently known and future exploitation methods as well as the right to amend or adapt (“Invention Assignment Agreements”). The Company has provided true, correct and complete copies of all forms of Invention Assignment Agreements to BCSA.

(j) Each Group Company has taken commercially reasonable steps to protect rights in trade secrets and other confidential information (both of such Group Company and that of third parties that such Group Company has received under an obligation of confidentiality). Each Group Company has taken commercially reasonable steps to maintain confidentiality of such trade secrets and other confidential information from all (i) employees, (ii) consultants and contractors (including terms that bind the employees of any consultants or contractors), and (iii) any other Persons with whom such Group Company has shared such trade secrets and other confidential information. Each Group Company is in compliance in all material respects with the provisions of any agreements related to the foregoing.

(k) No Software used or distributed in connection with any Company Technology, or any Company Product is, or, when delivered to BCSA, will be, in whole or in part, subject to an Excluded License. No Group Company has distributed or published to any Person any Software used in any Company Owned Technology, or any Company Product, that is, in whole or in part, subject to an Excluded License. Each Group Company, including applicable employees, consultants and contractors, has followed the industry standard principles regarding the use of Open Source Software, including principles regarding integration of Open Source Software with Company Technology and to ensure compliance with Open Source Software licenses. Each Group Company has taken commercially reasonable steps to ensure that no Group Company employee, consultant or contractor uses any Open Source Software in any manner not permitted by such principles.

(l) No Group Company is a member of any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) that develops (or attempts to develop), adopts or publishes technical standards or specifications for a product, platform or process in furtherance of common design or interoperability among products employing such standards or specifications. No Group Company has participated (nor authorized any consultant or employee of any Group Company to participate) in any standards-setting that would affect the proprietary nature of any Company Owned Intellectual Property or restrict the ability of any Group Company to enforce, license or exclude others from using or licensing any Company Owned Intellectual Property on any terms proposed by any Group Company. There is no existing obligation imposed by any standards-setting organization on any Group Company, or attached to or imposed on any Company Owned Intellectual Property, to license or agree to license, covenant not to sue or withhold enforcement on Company Owned Intellectual Property.

(m) No funding, facilities or personnel of any Governmental Entity or any university, college or other educational institution, research center, or non-profit organization were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned Intellectual Property, in a manner that has resulted in such entity retaining any claim of ownership or right to use any such Company Owned Intellectual Property. No current or former employee or, to the Knowledge of the Company, independent contractor of any Group Company who contributed to the creation or development of any Company Owned Intellectual Property has performed services of any kind, whether on a full or part- time or paid or volunteer basis, for any Governmental Entity or any university, college, or other educational institution, research center, or non- profit organization during a period of time during which such employee or independent contractor was also performing services for any Group Company in a manner that would adversely affect the Group Company’s rights in the Company Owned Intellectual Property. No Governmental Entity has any rights to Company Owned Intellectual Property.

(n) Neither the execution, delivery, or performance of this Agreement (or any exhibit or schedule thereto), nor the consummation of the Transactions or any of the other agreements contemplated by this Agreement will, as a result of any Contract entered into by any Group Company prior to the Closing Date: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any Contract relating to any material Company Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than the Company) of any license or other right or interest under, to or in any material Company Intellectual Property; or (iii) cause a material loss or impairment of any material Company Intellectual Property.

(o) Each of the Group Companies has obtained and possesses valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Group Companies. Each of the Group Companies is in compliance in all material respects with all of its Software licenses, including its Off-the-Shelf Software Licenses. The Company IT Systems are in satisfactory working order and are scalable to meet current capacity. The Group Companies own all of the Company IT Systems free and clear of all conditions, adverse claims, security interests, pledges, Liens, or encumbrances (other than Permitted Liens), or have obtained and possess valid leases or licenses, or otherwise have legally enforceable and sufficient rights, to use to use all of the Company IT Systems. All the Company IT Systems owned or used by the Group Companies immediately prior to the Closing will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing.

(p) The Company IT Systems are sufficient for the current and currently intended future needs of the business and are free from any malicious or disabling code or instructions, “viruses,” “worms,” “ransomware,” “spyware,” or similar Software, or other Software or hardware components that are designed to permit unauthorized access to or disablement of any of the Company IT Systems. There have been no failures or other adverse events affecting any of the Company IT Systems that have caused any material disruption in or to the use of such Company IT Systems or the business of the Group Companies. The Group Companies have adequate business continuity and disaster recovery plans in place.

Section 3.14 Labor Matters.

(a) The Company has made available to BCSA a true and complete list of the following information: (i) each Group Company that employs any employees and the number of employees employed by such Group Company; (ii) each U.S. state and non-U.S. country in which any employee of any Group Company resides, and the number of such employees in such U.S. state or non-U.S. country (as applicable); and (iii) each employee of any Group Company that receives annual compensation in excess of $200,000.

(b) Except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labour authorities investigation matters for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity (including social security authorities) with respect to unemployment compensation benefits, social security, social insurances, health and pension insurances or other benefits (whether or not pursuant to a Company Benefit Plan) or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(c) There has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the Transactions.

(d) No Group Company is a party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization or works council, and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the Transactions. There has been no actual or, to the Company’s Knowledge, threatened material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company. To the Company’s Knowledge, there have never been any labor organizing activities with respect to any employees of any Group Company.

(e) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred or, as of the date of this Agreement, is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19. As of the date of this Agreement, the Group Companies have not otherwise experienced any material employment-related liability, threatened or pending litigation or agency investigation matters with respect to or arising out of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.

(f) To the Company’s Knowledge, no current employee is in violation of any material term of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, or other restrictive covenant obligation: (i) owed to any Group Company; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by any Group Company, except (other than in the case of the executive officers of the Company) where any such violation, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

(g) Each Group Company (i) has at all times been in compliance in all material respects with all applicable Laws and regulations respecting employment and employment practices, including hiring, termination of employment, nondiscrimination in employment, disability, civil rights, immigration, pay equity, terms and conditions of employment, the Fair Labor Standards Act and its state Law equivalents, and occupational safety and health, worker classification, (ii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not engaged in any unfair labor practices, and (iii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not incurred any Liability for breach of any employment Contract or other Contract of service or for fees-for service with any employee or independent contractor, for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any Contract of employment or for services. Each Group Company is in compliance in all material respects with the United States Immigration Reform and Control Act to the extent applicable.

(h) There are no actual litigations or, to the Company’s Knowledge, threatened litigation or agency/social security authorities/labor authorities investigation matters currently pending or, to the Company’s Knowledge, threatened, between any Group Company and any of its current or former employees, or independent contractors, or any trade or labor union, works council, or similar body. To the Company’s Knowledge, there is not any claim, action, suit, charge, grievance, arbitration, or investigation before any Governmental Entity, court, or tribunal, foreign or domestic, including claims for compensation, severance, benefits, vacation time or pay, pension benefits, damages, or any other claim or threatened claim from any current or former employee or any other Person arising out of any Group Company’s status as employer or purported employer or any workplace practices or policies, whether in the form of claims for discrimination, sexual or other harassment, equal pay, unfair labor practices, grievances, wage and hour violations, wrongful discharge, public policy violations, as a whistleblower, or otherwise.

(i) There are no pending claims or threatened or pending litigation or agency/social security authorities/labour authorities investigation matters against any Group Company under any workers’ compensation plan or policy or for long-term disability, nor, to Company’s Knowledge, has any employee suffered any injury that would give rise to Liability under any workers’ compensation plan or policy or Law. No terminated employee has a right to return to work. No employee is presently on a workers’ compensation leave of absence or a disability leave of absence.

(j) No Group Company has concluded or is party to any employment agreement (including any agreement for managing directors) providing for a severance entitlement materially in excess of (i) the statutory severance entitlements of the respective employee or (ii) the severance entitlements pursuant to the collective bargaining agreement statutorily applicable to the respective employee (if any).

(k) Except as included in Section 3.14(j) of the Company Disclosure Schedules, the employment of each employee of each Group Company is terminable at will without any Liability to such Group Company. No officer, director, or authorized agent of any Group Company has made any written or oral statements or representations or distributed any written material to any employees of such Group Company inconsistent with at-will employment or regarding terms of employment of such Group Company’s employees subsequent to the date of this Agreement or the Closing Date.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a true, correct and complete list of all insurance policies (other than Company Benefit Plans) owned, held or maintained by any Group Company or for the benefit of any of its current or former employees, officers, directors or managers (in each such individual’s capacity as such) as of the date of this Agreement, including the following information for each policy: (a) the title of such policy; (b) the policy number; (c) the period of coverage; (d) the name of the insurer; (e) the name of the policyholder; and (f) the name of each covered insured. Except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to BCSA; and (ii) no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof. No Group Company is, and, to the Company’s Knowledge, no other party to such policies are or have been in default or otherwise in breach thereof in any material respect (including regarding payment of premiums or giving of notices).

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and timely filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether or not shown on a Tax Return.

(b) The unpaid Taxes of the Group Companies did not, as of the date of the Latest Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax Liabilities established to reflect timing differences between book and Tax income) set forth on the Latest Balance Sheet included in the Financial Statements. Since the date of the Financial Statements, no Group Company has incurred any Liability for Taxes, except in the ordinary course of business consistent with past practice. Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) The Company has made available to BCSA true, correct and complete copies of all Income Tax Returns filed by any Group Company for all periods beginning after December 31, 2019.

(d) No Group Company is currently the subject of a Tax Proceeding or has been informed of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to such Group Company. There are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to any Group Company that have not been fully paid.

(e) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Group Company which agreement or ruling would be effective after the Closing Date.

(g) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) There are no Liens for Taxes on any assets of any of the Group Companies other than Liens for Taxes not yet due and payable.

(i) No Group Company has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Section 355(a)(1)(a) of the Code in a transaction purported or intended to be governed by Section 355 of the Code (i) in the two years before the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Transactions.

(j) No Group Company (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than the group, the common parent of which is the Company) or (ii) has Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by operation of Law, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(k) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Taxation by that jurisdiction.

(l) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state and local Income Tax purposes.

(m) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of: (i) a change in its method of accounting or use of an improper method of accounting, in each case, prior to the Closing; (ii) any installment sale or open transaction disposition arising in a Taxable period (or portion thereof) ending on or prior to the Closing; or (iii) a prepaid amount received or deferred revenue realized on or prior to the Closing outside the ordinary course of business. Each Group Company has always used the accrual method of accounting for Tax purposes since its formation. No elections pursuant to Section 965 of the Code related to any Group Company has been made.

(o) No Group Company has extended, deferred or delayed the withholding or payment of any Taxes under the CARES Act, the CAA or otherwise as a result of the effects of COVID-19 (including pursuant to IRS Notice 2020-65 or IRS Notice 2021-11).

(p) The prices for any property or services (or the use of any property) provided by or to each Group Company to any related party are arm’s-length prices for purposes of all applicable transfer pricing Laws.

(q) No Group Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(r) As of the date of this Agreement, no Group Company has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.17 Brokers. Except as set forth on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Group Company has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. Except as set forth on Section 3.18(a) of the Company Disclosure Schedules, the Group Companies do not own and have never owned any Real Property (including any ownership interest in any buildings or structures and improvements located thereon). The Group Companies are not bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any Real Property. All Real Property owned or purported to be owned by any Group Company (“Owned Real Property”) is owned free and clear of all Liens other than Permitted Liens, and the applicable Group Company has fee simple title (or its non-U.S. equivalent) thereto.

(b) Leased Real Property. The Group Companies have a lease, sub-lease, license, concession or other agreement, whether written, oral or otherwise, with respect to each Real Property occupied, possessed or used by any Group Company other than the Real Property set forth on Section 3.18(a) of the Company Disclosure Schedules (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s Knowledge, any counterparty under any Real Property Lease, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease.

(c) The Group Companies’ possession and quiet enjoyment of the Real Property has not been disturbed, and there are no material disputes with respect to any Real Property Lease or any Real Property. The Group Companies have not received any written notice of any violation of Laws with respect to any Real Property Lease or any Real Property. There are no pending or, to the Company’s Knowledge, threatened Proceedings regarding condemnation or other eminent domain Proceedings affecting any Real Property. There are no leases, subleases, licenses or other agreements granting to any Person other than the Group Companies any right of use or occupancy of any portion of any Real Property. All of the land, buildings, structures and other improvements used by the Group Companies are included in the Real Property.

(d) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business.

(e) Assets. Each asset of the Group Companies that is tangible personal property is free from material defects, patent and latent, has been maintained in accordance with normal and applicable industry practice, is in good operating condition and repair, subject to normal wear and tear, and is suitable and sufficient for the purposes for which it is used, held for use and presently proposed to be used. To the Company’s Knowledge, there are no facts or conditions that would reasonably be expected, individually or in the aggregate, to interfere with the current use or operation of such properties and assets.

Section 3.19 Transactions with Affiliates.

(a) Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (i) any Group Company, on the one hand, and (ii) any employee, officer, director, Affiliate of any Group Company or any spouse, child or member of the same household of any officer, director or Affiliate of any Group Company, on the other hand (each Person identified in this clause (b), a “Company Affiliated Party”), other than:

(i) Contracts with respect to a Company Affiliated Party’s status as an employee (including Company Benefit Plans and other ordinary course compensation) entered into in the ordinary course of business that have been made available to BCSA,

(ii) Contracts in connection with a Company Affiliated Party’s status as a holder of Equity Securities of the Company, and

(iii) customary director and officer indemnification agreements that have been made available to BCSA.

(b) No Company Affiliated Party

(i) owns any material interest in any material asset or property used in any Group Company’s business, including Company Owned Intellectual Property,

(ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a competitor, supplier, vendor, partner, customer, lessor or other business relation of any Group Company, or

(iii) has any claim, charge, action or cause of action against any Group Company, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits. No Group Company is indebted to any Company Affiliated Party (except for current amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses, in each case in the ordinary course of business), and no such Person is indebted to any Group Company.

(c) All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to Section 3.19(b)) are referred to herein as “Company Affiliated Party Transactions”.

Section 3.20 Data Privacy and Security.

(a) The Company has not received any written notice of any Proceeding pending nor, to the Company’s Knowledge, is any Proceeding threatened, against or involving any Group Company or its Affiliates initiated by any Person, including any Governmental Entity, alleging that any Processing of Personal Data by or on behalf of any Group Company or its Affiliates is or was in violation of any Privacy Requirements.

(b) The Group Companies take commercially reasonable measures designed to protect and maintain (i) the ownership and confidentiality of their material proprietary Company Intellectual Property and (ii) the security, confidentiality, continuous operation and integrity of their Company IT Systems (and all confidential data and Protected Data stored therein or transmitted thereby). The Group Companies have back-up and disaster recovery arrangements for the continued operation of their business in the event of a failure of its Company IT Systems that are, in the reasonable determination of the Company’s management team, commercially reasonable and in accordance with standard industry practice.

(c) There have been no unauthorized intrusions or breaches of security that has resulted in unauthorized use of, or access to, the Company IT Systems or Protected Data that, pursuant to any applicable Law, would require the Company or a Subsidiary to notify customers or employees of such breach or intrusion.

(d) Except as would not, individually or in the aggregate, have, or be reasonably expected to result in, a Company Material Adverse Effect, (i) there has not been any Data Breach with respect to any Protected Data in the possession or control of any Group Company or its Affiliates, or any of its contractors with regard to any Protected Data obtained from or on behalf of any Group Company or its Affiliates, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems or Protected Data, and (iii) none of the Group Companies nor their Affiliates have been notified or been required to notify any Person of any (a) loss, theft or damage of, or (b) Data Breach.

(e) The Company’s and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Data complies in all material respects with all Privacy Requirements. The execution, delivery and performance of the transactions contemplated by this Agreement do not materially violate the Company’s privacy policy as it currently exists or, to the extent any previous privacy policy of the Company remains applicable to Personal Data maintained by the Company or its Subsidiaries, as such previous privacy policy existed before.

Section 3.21 Payments; Anti-Money Laundering; Hedging.

(a) Each Group Company has at all times since its inception complied in all material respects with (i) all applicable financial recordkeeping, reporting and other requirements of all anti-money laundering, anti-terrorist financing and anti-proliferation financing Laws administered or enforced by any Governmental Entity (“AML Laws”), (ii) all Laws related to the collection, processing, possession, handling, clearance, settlement or remittance of funds (including virtual currency), (iii) the rules and requirements of the Financial Industry Regulatory Authority or any other applicable regulatory authority that are binding on any Group Company, (iv) the Bank Secrecy Act of 1970 and its implementing regulations, (v) all Laws relating to money transmission or unclaimed property, (vi) the Electronic Fund Transfer Act and its implementing Regulation E, including the International Remittance Transfer Rule, (vii) the Gramm-Leach-Bliley Act and all federal regulations implementing such act, and (viii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, foreign assets control, or other Sanctions and Export Control Laws. The Group Companies have established and maintained at all times since its inception a system of internal controls designed to ensure compliance by the Group Companies with applicable financial recordkeeping, reporting and other requirements of all AML Laws and Sanctions and Export Control Laws.

(b) Neither the Company nor any of its Affiliates is: (i) a registered entity, swap dealer, major swap participant or other type of entity (as such terms are defined in the U.S. Commodity Exchange Act or the rules and regulations thereunder) required to register with the Commodity Futures Trading Commission; (ii) a broker, dealer, security-based swap dealer, major security-based swap participant or national securities exchange (as such terms are defined in the Exchange Act or the rules and regulations thereunder) required to register with the SEC; or (iii) any similar type of entity required to register with any similar type of Governmental Entity in any jurisdiction other than the United States.

Section 3.22 International Trade and Anti-Corruption.

(a) None of the Group Companies, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic (“DNR”) and Luhansk People’s Republic (“LNR”) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the Group Companies, nor any of their respective officers, directors or employees or any of their other Representatives or any other Persons while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) No Group Company has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened with respect to any Group Company or its Affiliates. No Group Company nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. During the past five years, the Group Companies, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

(e) The Group Companies, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any part of the Aggregate Transaction Proceeds or any other proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) To the Company’s Knowledge, all Persons manufacturing or sourcing any products for any Group Company and all Persons supplying raw materials, work in progress and other suppliers to such Persons (collectively “Suppliers”) are and have at all times conducted business in accordance with, and have acted in compliance with, all applicable Trade Compliance Laws, Sanctions and Export Control Laws and Anti-Corruption Laws. Each Group Company has implemented all reasonable or necessary policies and procedures applicable to Suppliers required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any Group Company to customers or the public.

Section 3.23 Customers and Suppliers. Section 3.23 of the Company Disclosure Schedules sets forth a list of (a) the Group Companies’ top ten customers for each of its material business lines, based on amounts paid for goods or services to the relevant Group Companies on a consolidated basis for the period from January 1, 2023 through the date of this Agreement (each such customer, a “Material Customer”) and (b) the top ten suppliers and vendors of goods and services with respect to each material business line of the Group Companies based on amounts paid to the relevant Group Companies on a consolidated basis for goods or services for the period from January 1, 2023 through the date of this Agreement (each such supplier, a “Material Supplier”). No Material Customer or Material Supplier has (i) terminated or threatened in writing to terminate its relationship with any of the Group Companies, (ii) as of the date hereof, materially reduced its business with any of the Group Companies, or (iii) as of the date hereof, notified in writing any of the Group Companies of its intention to materially reduce its business with any of the Group Companies.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing BCSA Shareholders or at the time of the BCSA Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.24, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

Section 3.25 Corporate Records. The corporate records of the Group Companies, including such Group Companies’ governing or constitutional documents, minute books, registers, share certificate books and all other similar documents and records (“Corporate Records”) are complete and accurate and all corporate proceedings and actions (including all meetings, passing of resolutions, transfers, elections and appointments) are reflected in the Corporate Records and have been conducted or taken in compliance with all applicable Laws and in accordance with the governing or constitutional documents of such Group Companies, except in each case as would not have or reasonably be expected to have a Company Material Adverse Effect. A true and complete in all material respects copy of the Corporate Records has been made available to BCSA.

Section 3.26 Significant Subsidiaries. Section 3.26 of the Company Disclosure Schedules sets forth a true and complete list of all Subsidiaries of the Company that would qualify as “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X.

Section 3.27 Investigation; No Other Representations; Exclusivity.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the BCSA Parties.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any BCSA Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the BCSA Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions. Notwithstanding anything to the contrary in this Agreement, claims against the BCSA Parties shall not be limited in any respect in the event of fraud.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE BCSA PARTIES

Except (a) as set forth on the BCSA Disclosure Schedules (which will only qualify the representations and warranties set forth in this Article 4 in the manner set forth in Section 8.8), or (b) as set forth in any BCSA SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section, disclosures in any forward-looking statements disclaimers, or (y) any information incorporated by reference into the BCSA SEC Reports (other than from other BCSA SEC Reports)), each BCSA Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 4.1 Organization and Qualification. Each BCSA Party is an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). The Governing Documents of each BCSA Party are in full force and effect, and no BCSA Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. Each BCSA Party has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the BCSA Shareholder Approvals, (b) the receipt of the BCSA Warrantholder Approval and (c) the Required Merger Sub Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which any BCSA Party is or will be a party, the performance of any BCSA Party’s obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized and unanimously approved by the BCSA Board (including that, as of the date hereof, the BCSA Board has unanimously made, and has not revoked, the BCSA Board Recommendation) and upon receipt of the Required BCSA Shareholder Approvals, the BCSA Warrantholder Approval and the Required Merger Sub Approval, no other corporate or equivalent action or proceeding on the part of any holder of BCSA capital stock, BCSA or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any BCSA Party’s obligations hereunder or thereunder or the consummation of the Transactions (including the Domestication). This Agreement and each Ancillary Document to which any BCSA Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which any BCSA Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such BCSA Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such BCSA Party (assuming this Agreement has been and the Ancillary Documents to which such BCSA Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such BCSA Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Required BCSA Shareholder Approvals, the BCSA Warrantholder Approval and the Required Merger Sub Approval are the only votes or consents of the holders of any class or series of capital stock of BCSA or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any BCSA Party is or is contemplated to be a party, the performance of the BCSA Parties’ obligations hereunder and thereunder and the consummation of the Transactions (including the Domestication and the Merger).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any BCSA Party with respect to such BCSA Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for:

(i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law,

(ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions,

(iii) such filings with and approvals of Approved Stock Exchange to permit the BCSA Shares to be issued in connection with the Transactions and the other Ancillary Documents to be listed on such Approved Stock Exchange,

(iv) such filings required in connection with the Domestication,

(v) the filing of the Certificate of Merger, or

(vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a BCSA Material Adverse Effect.

(b) None of the execution or delivery by any BCSA Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by any BCSA Party of its obligations hereunder or thereunder or the consummation by any BCSA Party of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both)

(i) result in a violation or breach of any provision of the Governing Documents of any BCSA Party,

(ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a BCSA Party is a party,

(iii) violate, or constitute a breach or default under, any Order, Law, or other restriction of any Governmental Entity to which any such BCSA Party or any of its properties or assets are subject or bound or

(iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any BCSA Party,

except in the case of any of clauses (ii) through (iv) above, as would not have a BCSA Material Adverse Effect.

Section 4.4 Brokers. Except as set forth on Section 4.4 of the BCSA Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of any BCSA Party or any of its Affiliates for which any BCSA Party has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either BCSA Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing BCSA Shareholders or at the time of the BCSA Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either BCSA Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the BCSA Parties for use therein.

Section 4.6 Capitalization of the BCSA Parties.

(a) Section 4.6(a) of the BCSA Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding BCSA Shares as of the date of this Agreement. There are no outstanding BCSA Class B Shares. All outstanding BCSA Shares (except to the extent such concepts are not applicable under the applicable Law of BCSA’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of BCSA or in violation of any other Contracts to which BCSA is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of BCSA) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clauses (y) and (z), in all material respects. Except for the BCSA Shares set forth on Section 4.6(a) of the BCSA Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the BCSA Shares as a result of, or to give effect to, the Domestication), immediately prior to Closing and before giving effect to any Financing and the BCSA Shareholder Redemption, there shall be no other Equity Securities of BCSA issued and outstanding.

(b) Immediately after the Effective Time, all of the issued and outstanding BCSA Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance with applicable Law, including Securities Laws, and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which BCSA is a party or bound, in each case under clause (ii) and clause (iii), in any material respect.

(c) Except

(i) as set forth on Section 4.6(a) of the BCSA Disclosure Schedules,

(ii) for the issuance of the BCSA Shares as expressly contemplated by this Agreement or any Financing or the entry into the applicable Ancillary Documents,

(iii) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.10(g) (including as set forth in Section 5.10(g) of the BCSA Disclosure Schedules) in accordance with Section 5.10(g) or

(iv) for the capital stock of Merger Sub owned by BCSA,

there are no outstanding Equity Securities of any BCSA Party or any Equity Securities of which any BCSA Party has any obligations that could require any BCSA Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities. There are no outstanding bonds, debentures, notes or other Indebtedness of any BCSA Party having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of BCSA Shares may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any BCSA Party’s Equity Securities between any BCSA Party and any other Person. The BCSA Parties are not a party to any shareholders agreement, or registration rights agreement relating to BCSA Shares or any other Equity Securities of BCSA, other than the Registration and Shareholders Rights Agreement, dated November 9, 2021.

(d) The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by BCSA free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, BCSA has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub. Merger Sub was formed solely for the purpose of consummating the Transactions.

(e) Except for the ownership of BCSA of the Equity Securities of Merger Sub, no BCSA Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no BCSA Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7 SEC Filings.

(a) BCSA has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “BCSA SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional BCSA SEC Reports”).

(b) Each of the BCSA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional BCSA SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects, with the applicable requirements of the applicable Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the BCSA SEC Reports or the Additional BCSA SEC Reports (for purposes of the Additional BCSA SEC Reports, assuming that the representation and warranty set forth in Section 3.24 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein).

(c) As of their respective dates of filing, the BCSA SEC Reports did not, and the Additional BCSA SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional BCSA SEC Reports, assuming that the representation and warranty set forth in Section 3.24 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the BCSA SEC Reports.

Section 4.8 Investment Company Act. No BCSA Party is required to be registered as an “investment company” and is not a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940.

Section 4.9 Trust Account; Financial Ability. As of the date of this Agreement, BCSA has an amount in cash in the Trust Account equal to at least $23,395,193. The funds held in the Trust Account are held in trust pursuant to that certain Investment Management Trust Agreement, dated November 9, 2021 (the “Trust Agreement”), between BCSA and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the BCSA SEC Reports to be inaccurate or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing BCSA Shareholders who shall have elected to redeem their BCSA Class A Shares pursuant to the Governing Documents of BCSA or (iii) if BCSA fails to complete a business combination within the allotted time period set forth in the Governing Documents of BCSA and liquidates the Trust Account, subject to the terms of the Trust Agreement, BCSA (in limited amounts to permit BCSA to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of BCSA) and then the Pre-Closing BCSA Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of BCSA and the Trust Agreement. As of the date hereof, BCSA has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect, under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending, or to BCSA’s knowledge, threatened with respect to the Trust Account. Since November 9, 2021, BCSA has not released any money from the Trust Account, other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement and distributions in connection with the redemption of BCSA Class A Shares in accordance with the Pre-Closing BCSA Governing Documents and the Trust Agreement. Upon the consummation of the Transactions (including the distribution of assets from the Trust Account (a) in respect of deferred underwriting commissions or Taxes or (b) to the Pre-Closing BCSA Shareholders who have elected to redeem their BCSA Class A Shares pursuant to the Governing Documents of BCSA, each in accordance with the terms of and as set forth in the Trust Agreement), BCSA shall have no further obligation under either the Trust Agreement or the Governing Documents of BCSA to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.10 Transactions with Affiliates. Section 4.10 of the BCSA Disclosure Schedules sets forth all Contracts between (a) BCSA, on the one hand, and (b) any employee, officer, director, equityholder or Affiliate of BCSA or any spouse, child or member of the same household of any officer, director or employee of BCSA, BCSA Sponsor or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), a “BCSA Affiliated Party”), other than (i) Contracts with respect to a BCSA Affiliated Party’s employment with, or the provision of services to, BCSA entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 (including as set forth in Section 5.10 of the BCSA Disclosure Schedules) or entered into in accordance with Section 5.10, (iii) Contracts with respect to a Person’s status as a holder of BCSA Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC. No BCSA Affiliated Party (A) owns any material interest in any material asset or property used in the business of BCSA, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a Material Supplier, vendor, partner, customer, lessor or other material business relation of BCSA. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.10) are referred to herein as “BCSA Affiliated Party Transactions”.

Section 4.11 Litigation. There is no Proceeding pending or, to BCSA’s knowledge, threatened against any BCSA Party or concerning any BCSA Party’s assets, properties or business, or, to BCSA’s knowledge, pending or threatened against any BCSA Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to have a BCSA Material Adverse Effect. To BCSA’s Knowledge, there are no facts or circumstances that could form the basis for such a Proceeding that would reasonably be expected to have a BCSA Material Adverse Effect. None of the BCSA Parties nor any of their respective properties or assets is subject to any Order. There are no Proceedings by any BCSA Party pending against any other Person.

Section 4.12 Compliance with Applicable Law. Each BCSA Party (a) is in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to BCSA’s knowledge, any other communications from a Governmental Entity that alleges that any BCSA Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, to have a BCSA Material Adverse Effect.

Section 4.13 BCSA Party Activities.

(a) Merger Sub was organized solely for the purpose of entering into a business combination, and has not engaged in any activities or business, other than (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature. BCSA owns 100% of the outstanding Equity Securities of Merger Sub.

(b) Since its incorporation, BCSA has not conducted any business activities other than activities (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of BCSA’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) BCSA has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of BCSA’s financial reporting and the preparation of BCSA’s financial statements for external purposes in accordance with GAAP and (ii) BCSA has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to BCSA is made known to BCSA’s principal executive officer and principal financial officer by others within BCSA.

(b) BCSA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by BCSA to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of BCSA.

(c) Since its initial public offering BCSA has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The BCSA Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to BCSA’s knowledge, threatened against BCSA by Nasdaq or the SEC with respect to any intention by such entity to deregister BCSA Class A Shares or prohibit or terminate the listing of BCSA Class A Shares on Nasdaq. BCSA has not taken any action that is designed to terminate the registration of BCSA Class A Shares under the Exchange Act.

(d) The BCSA SEC Reports contain true and complete copies of the applicable BCSA Financial Statements. The BCSA Financial Statements (i) fairly present in all material respects the financial position of BCSA as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto, (iii) in the case of the audited BCSA Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) BCSA has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for BCSA’s and its Subsidiaries’ assets. BCSA maintains and, for all periods covered by the BCSA Financial Statements, has maintained books and records of BCSA in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of BCSA in all material respects.

(f) Since its incorporation, BCSA has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of BCSA, (ii) a “material weakness” in the internal controls over financial reporting of BCSA or (iii) fraud, whether or not material, that involves management or other employees of BCSA who have a significant role in the internal controls over financial reporting of BCSA.

Section 4.15 No Undisclosed Liabilities. No BCSA Party has Liabilities, except for the Liabilities:

(a) set forth in Section 4.15(a) of the BCSA Disclosure Schedules;

(b) BCSA Expenses incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including Liabilities incurred in connection with the payment of such BCSA Expenses;

(c) incurred in connection with or incident or related to a BCSA Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either BCSA Party, in each case, which are immaterial in nature;

(d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature;

(e) set forth on (or in the notes to) the balance sheet of BCSA contained in the Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2023 (the “Latest BCSA Balance Sheet”);

(f) that have arisen since the date of the Latest BCSA Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with, Law); or

(g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.10 (including as set forth in Section 5.10 of the BCSA Disclosure Schedules) or incurred in connection with the activities contemplated by Section 5.21.

Section 4.16 Employee Benefit Plans. BCSA and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of BCSA, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.17 Tax Matters.

(a) BCSA has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and BCSA has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) BCSA has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) As of the Domestication, BCSA does not have any current or accumulated sub-chapter C earnings and profits.

(d) BCSA is not currently the subject of a Tax Proceeding and has not been informed in writing of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to material Taxes. BCSA has never been delinquent in the payment of any Tax, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax that have not been fully paid.

(e) BCSA has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any BCSA Party which agreement or ruling would be effective after the Closing Date.

(g) None of the BCSA Parties is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) None of the BCSA Parties are or have been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

(i) Each BCSA Party is Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(j) As of the date of this Agreement, none of the BCSA Parties has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Documents that could reasonably be expected to prevent the Warrant Conversion (if applicable), the Merger or the Domestication from qualifying for the Intended Tax Treatment. To the knowledge of BCSA, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger or the Domestication from qualifying for the Intended Tax Treatment.

Section 4.18 Broker Dealer Matters.

(a) Neither BCSA nor any of its Affiliates, nor any person that is so “associated” with BCSA or its Affiliates, as that term is defined in section 3(a)(18) of the Exchange Act is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of the BCSA or any Affiliate.

(b) Neither BCSA nor any of its controlled Affiliates, nor, to the knowledge of the BCSA, any person that must be taken into account for purposes of Rule 506(d) of Regulation D under the Securities Act, is subject to any event listed in Rule 506(d)(1)(i) through (viii) (each, a “Disqualifying Event”), or a Disqualifying Event that must be disclosed pursuant to Rule 506(e) under the Securities Act in order to comply with the exemption from registration with the SEC provided by Regulation D (other than, in the case of (b), such event that would not prevent reliance on such exemption from registration in accordance with Rule 506(e) under the Securities Act).

(c) Neither BCSA nor any of its controlled Affiliates has committed any “Reportable Event,” as defined in 808-10:460 of the Kentucky Administrative Regulations, as amended, within the past 10 years.

(d) Neither BCSA nor any of its controlled Affiliates has committed any “Reportable Act,” as defined in Rule 69W-200.001 of the Florida Administrative Code, as amended, within the past 10 years.

Section 4.19 Investigation; No Other Representations.

(a) Each BCSA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each BCSA Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each BCSA Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions. Notwithstanding anything to the contrary in this Agreement, claims against the Group Companies shall not be limited in any respect in the event of fraud.

Section 4.20 Payments; Anti-Money Laundering; Hedging.

(a) Each BCSA Party has at all times since January 1, 2021 complied in all material respects with (i) all AML Laws, (ii) all Laws related to the collection, processing, possession, handling, clearance, settlement or remittance of funds (including virtual currency), (iii) the rules and requirements of the Financial Industry Regulatory Authority or any other applicable regulatory authority that are binding on any Group Company, (iv) the Bank Secrecy Act of 1970 and its implementing regulations, (v) all Laws relating to money transmission or unclaimed property, (vi) the Electronic Fund Transfer Act and its implementing Regulation E, including the International Remittance Transfer Rule, (vii) the Gramm-Leach-Bliley Act and all federal regulations implementing such act, and (viii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, foreign assets control, or other Sanctions and Export Control Laws. The BCSA Parties have established and maintained at all times since January 1, 2021 a system of internal controls designed to ensure compliance by the BCSA Parties with applicable financial recordkeeping, reporting and other requirements of all AML Laws and Sanctions and Export Control Laws.

(b) No BCSA Party nor any of its Affiliates is: (i) a registered entity, swap dealer, major swap participant or other type of entity (as such terms are defined in the U.S. Commodity Exchange Act or the rules and regulations thereunder) required to register with the Commodity Futures Trading Commission; (ii) a broker, dealer, security-based swap dealer, major security-based swap participant or national securities exchange (as such terms are defined in the Exchange Act or the rules and regulations thereunder) required to register with the SEC; or (iii) any similar type of entity required to register with any similar type of Governmental Entity in any jurisdiction other than the United States.

Section 4.21 International Trade and Anti-Corruption.

(a) None of the BCSA Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, DNR and LNR) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the BCSA Parties, nor any of their respective officers, directors or employees or any of their other Representatives or any other Persons while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) No BCSA Party has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened with respect to any BCSA Party or its Affiliates. No BCSA Party nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. During the past five years, the BCSA Parties, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

(e) The BCSA Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) To the BCSA Parties’ knowledge, all Suppliers to any BCSA Party are and have at all times conducted business in accordance with, and have acted in compliance with, all applicable Trade Compliance Laws, Sanctions and Export Control Laws and Anti- Corruption Laws. Each BCSA Party has implemented all reasonable or necessary policies and procedures applicable to the foregoing Persons required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any BCSA Party to customers or the public.

ARTICLE 5
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by BCSA, (i) operate the business of the Group Companies in the ordinary course of business and (ii) maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause the other Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by BCSA (which shall not be unreasonably conditioned, withheld or delayed), not do, or agree to do, any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, in each case, other than repurchases of Equity Securities of the Company in connection with the termination of services and other than dividends or distributions, declared, set aside or paid by any of the Group Companies to the Company or any other Group Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person (other than any Group Company) or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof (other than any Group Company);

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(iv) (A) sell, assign, allow to go abandoned, lease, exclusively license, grant non-exclusive licenses outside the ordinary course of business, or otherwise dispose of any material assets or properties of the Group Companies (including any Company Owned Intellectual Property), other than (x) obsolete equipment in the ordinary course of business, or (y)  patents that expire in accordance with their statutory term, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens); in each case of (A) and (B), other than as deemed no longer necessary for the operation of the business of the Group Companies as determined in the Group Companies’ reasonable discretion consistent with past practice;

(v) transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of equity incentive awards to new service providers of the Group Companies and Company Shares upon the exercise or settlement of any Company Equity Awards outstanding as of the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement and other than the issuance of Company Equity Awards;

(vi) (A) incur, create or assume any Indebtedness, other than (x) ordinary course trade payables or (y) any Indebtedness in an amount not to exceed $500,000 in the aggregate or (B) guarantee any Liability of any Person;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than the reimbursement of expenses of employees or advancements of expenses, in each case, in the ordinary course of business;

(viii) (A) amend or modify, in either case in a manner adverse to the Company, or terminate any Material Contract, (B) waive any benefit or right under any Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Material Contract;

(ix) except as required under the terms of any Company Benefit Plan set forth in Section 3.11(a) of the Company Disclosure Schedules, (A) amend, modify, adopt or enter into any Company Benefit Plan or any benefit or compensation plan, fund, policy, program, practice, Contract or arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers of or to any Group Company each of whose compensation would not exceed, on an annualized basis $250,000 per year), (B) increase the compensation or benefits payable to any current or former director, manager, officer, or senior management-level employee, other than in the ordinary course of business, (C) take any action to accelerate any payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to payments (whether individually or in the aggregate), payable or to become payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company other than any such acceleration in the ordinary course of business, or (D) waive or release any noncompetition, non- solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company;

(x) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any Tax closing agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, amend any Tax Return, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(xi) enter into any settlement, conciliation or similar Contract the performance of which would involve payment by the Group Companies in excess of $500,000, in the aggregate;

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xiii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions or any Ancillary Document; or

(xv) make any Company Transaction Payment that is not set forth on Section 3.2(g) of the Company Disclosure Schedules or make any payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xiv) of the Company Disclosure Schedules.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give BCSA, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) General Efforts and Consents. Subject to the terms and conditions set forth herein, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including by using reasonable best efforts to cause the satisfaction, but not waiver, of the closing conditions set forth in Article 6) and, in the case of any Ancillary Document to which such Party (or Affiliate of such Party) is contemplated hereby to be a party after the date of this Agreement, to execute and deliver (or to obtain the execution and delivery from an Affiliate) such Ancillary Document when required pursuant to this Agreement. In furtherance and not in limitation of the foregoing, each of the Parties shall use reasonable best efforts to, and each of the Parties shall cause its controlled Affiliates to, obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions or the Ancillary Documents.

(b) Antitrust and other Governmental Filings and Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions promptly (and in any event within 15 Business Days of the date hereof in connection with any filings pursuant to the HSR Act) following the date of this Agreement, and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, the Parties agree to request early termination of the applicable waiting period under the HSR Act. Further, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity not to consummate any of the Transactions, except with the prior written consent of BCSA and the Company. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each of BCSA and Merger Sub, on the one hand, and the Company, on the other hand shall cooperate with the other Party or Parties (as applicable) in connection with any filing with or submission to any Governmental Entity and in connection with any investigation or other inquiry by any Governmental Entity, including by (1) promptly furnishing to the other Party or Parties (as applicable) such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (2) promptly informing the other Party or Parties (as applicable) of any communication from any Governmental Entity regarding any of the Transactions and (3) providing the other Party or Parties (as applicable) with copies of all filings made by such Party, and all substantive correspondence (or summaries of any substantive verbal communications) between such Party (and its advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the Transactions. Each Party shall, subject to applicable Law, permit the other Party or Parties (as applicable) to review in advance, and consider in good faith the views of the other Party or Parties (as applicable) in connection with, any proposed substantive communication to any Governmental Entity in connection with the Transactions. To the extent practicable, each Party agrees not to participate, or to permit their respective Affiliates or advisors to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party or Parties (as applicable) in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party or Parties (as applicable) the opportunity to attend and participate. Notwithstanding anything in this Agreement to the contrary, any materials required to be provided pursuant to this Section 5.2(b) may be provided on an outside-antitrust-counsel-only basis and redacted (x) to remove references concerning the valuation of any Party or any of its respective Affiliates, Subsidiaries or assets, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable privilege or confidentiality concerns; provided, however, that each Party shall use reasonable best efforts to otherwise address any such privilege or confidentiality concerns (including using reasonable best efforts to obtain the consent of a third party to provide such materials) prior to redaction of such materials. BCSA will, in reasonable and good faith consultation with the Company, determine strategy, lead all Proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Entity as contemplated hereby.

(c) Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, BCSA, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of BCSA, any of the BCSA Parties or any of their respective Representatives (in their capacity as a Representative of a BCSA Party) or, in the case of the Company, any other Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, BCSA shall notify the Company in writing promptly after learning of any other Proceedings, including derivative claims, that are not Transaction Litigation (collectively, the “Other Litigation”) commenced against, or otherwise involving, any of the BCSA Parties or any of their respective Representatives (in their capacity as a Representative of a BCSA Party). BCSA and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. The Company may, upon written notice to BCSA, assume and control the defense, settlement and compromise of any Transaction Litigation commenced against, or otherwise involving, any of the BCSA Parties or any of their respective Representatives (in their capacity as a Representative of a BCSA Party); provided, that for any Transaction Litigation for which the Company provides such written notice, the Company shall be solely responsible for the payment of, and does fully indemnify the BCSA Parties in respect of, all costs and expenses in connection with the defense, settlement, and compromise of such Transaction Litigation, including all fees of legal counsel to the Company and the BCSA Parties (including any counsel reasonably necessary for the Representatives of the BCSA Parties), and the payment of any amounts in settlement or compromise of or imposed by any court in respect of such Transaction Litigation; provided, further, that the Company may not agree to any non-monetary penalties or restrictions on any BCSA Party or their Representatives in settlement or compromise of any Transaction Litigation. In no event shall any of the BCSA Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld).

(d) Fees. Each Party shall pay 50% of (i) the filing fees in connection with any filings under the HSR Act or any other Antitrust Law, (ii) any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and (iii) any printing or mailing fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement.

(e) Notwithstanding anything herein to the contrary, each Party shall cooperate in good faith with any Governmental Entities and undertake as promptly as practicable any and all action reasonable under the circumstances and required to complete the transactions contemplated by this Agreement expeditiously and lawfully, including, but not limited to, (i) selling, divesting, licensing or otherwise disposing of, or holding separate and agreeing to sell, divest, license or otherwise dispose of, assets, categories of assets or businesses of the Company or its Subsidiaries; (ii) terminating, amending, or modifying existing relationships, contractual rights or obligations of the Company or its Subsidiaries; (iii) terminating, amending, or modifying any venture or other arrangement of the Company or its Subsidiaries; (iv) agreeing to any undertaking affecting or creating any relationship, contractual rights or obligations of the Company or BCSA or their respective Subsidiaries; or (v) effectuating any other change or restructuring of the Company or its Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an Order or decree or file appropriate applications with any Governmental Entity in connection with any of the foregoing and in the case of Actions by or with respect to any Group Company or its businesses or assets, by consenting to such Action by the Company and provided, that any such Action may, at the discretion of the Company, be conditioned upon consummation of the transaction). Without limiting the generality of the foregoing, if a suit or other Action is threatened or instituted by any Governmental Entity or any other entity challenging the validity or legality or seeking to restrain the consummation of the transactions contemplated by this Agreement, BCSA shall use its reasonable best efforts to avoid, resist, resolve or, if necessary, defend such suit or Action and shall afford the Company a reasonable opportunity to participate therein.

(f) Prior to Closing, BCSA shall not, and shall cause its Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or Equity Securities of, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Entity entering a governmental order prohibiting the consummation of the Transactions, or (iii) delay the consummation of the Transactions.

(g) FINRA Approval.

(i) As promptly as reasonably practicable following the date of this Agreement, the Company shall cause each Broker-Dealer to make a Company FINRA Filing. As promptly as reasonably practicable and in no case less than two Business Days following the date of this Agreement, BCSA shall provide the Company with all information, documentation, and any other items reasonably requested by the Company in connection with the Company FINRA Filings. If FINRA requests additional information regarding BCSA in relation to a Company FINRA Filing, BCSA shall provide, as promptly as reasonably practicable, the Company with all information, documentation, and any other items reasonably requested by Company in connection therewith. BCSA shall also be entitled to a reasonable amount of time, but in no event fewer than two Business Days, to review and approve the complete Company FINRA Filings before they are filed with FINRA.

(ii) The Company shall cause each Broker-Dealer to respond as soon as reasonably practicable to all requests for information from any Governmental Entity (including the SEC, FINRA, and any state regulatory authority) with respect to any new or pending examinations, inquiries or investigations by any Governmental Entity, including Regulatory Enforcement Referrals, FINRA examinations and SEC inquiries and investigations. A new examination, inquiry or investigation shall be one with regard to which Broker-Dealer receives formal or informal notice following the signing of this Agreement. To the extent permitted by applicable Law, the Company shall (A) inform BCSA of the commencement of any such new or pending examinations, inquiries or investigations as promptly as practicable, (B) keep BCSA informed as to material developments related thereto and (C) to the extent any Governmental Entity requests information that relates to the Transactions, provide BCSA the reasonable opportunity to review and provide comments to any planned responses in advance of providing the response and related materials to that Governmental Entity, and shall consider in good faith BCSA’s reasonable comments.

(h) Kentucky Approval or Non-Objection. As promptly as reasonably practicable, but in no event later than ten Business Days following the date of this Agreement, the Company shall cause each Broker-Dealer to make a filing to the Kentucky Department of Financial Institutions, Division of Securities, of a notice and request for approval or non-objection of the Transactions, pursuant to 808 Kentucky Administrative Regulation 10:460.

(i) Lock-Ups. Within 30 days following the date of this Agreement and with a view to establishing an orderly trading market for the BCSA Shares following the Closing, the Company and BCSA will use reasonable efforts to discuss and agree on the final form and terms of the Lock-Up Agreements as well as the scope of the Company Shareholders that will be required to sign a Lock-Up Agreement and a plan regarding the ability of Company Shareholders that do not sign a Lock-Up Agreement to sell their shares into the open market.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement will continue in full force and effect. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company and BCSA shall (i) continue to provide, or cause to be provided, to the other Party and its Representatives access to its directors, officers, offices, properties, books and records, (ii) furnish to the other Party and its Representatives such information relating to the business of the Company or BCSA as such Persons may reasonably request and (iii) cause its respective Representatives to cooperate with the other party in such other Party’s investigation of its business; provided, that any investigation pursuant to this Section 5.3(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Group Company or BCSA. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely in the opinion of the disclosing party to (A) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (B) violate any Contract to which it is a party or to which it is subject or applicable Law.

Section 5.4 Public Announcements. Subject to Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of the Company and BCSA; provided, however, that each Party, the BCSA Sponsor and their respective Representatives may make any such announcement or other communication:

(a) if such press release, announcement or other communication is required by applicable Law, in which case:

(i) prior to the Closing, the disclosing Person shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with the other Party (that is, if the disclosing Person is any BCSA Party, the BCSA Sponsor or any of their respective Representatives, the Company, and if the disclosing Person is the Company or any of its Representatives, BCSA) and give the other Party the opportunity to review such announcement or communication and comment thereon and then consider such comments in good faith, or

(ii) after the Closing, the disclosing Person or its Representatives, as applicable, shall, to the extent permitted by such applicable Law, consult with BCSA and give BCSA the opportunity to review such announcement or communication and comment thereon and then consider such comments in good faith, or

(b) to the extent such press release, announcement or other communication contains only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4; or

(c) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or the Transactions; provided, such communication is made in accordance with Section 5.2

The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and BCSA (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or BCSA, as applicable) and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, BCSA shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and BCSA shall consider such comments in good faith. The Company, on the one hand, and BCSA, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or BCSA, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four Business Days after the Closing), BCSA shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a)	Tax Treatment.

(i) The Parties intend that the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and BCSA shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause it to so qualify. The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify. The Parties intend that the Warrant Conversion (if applicable) shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and BCSA shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause it to so qualify. The Parties shall file all Tax Returns and other required information consistent with and take no position inconsistent with (whether in any Tax Proceeding, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding the forgoing and anything else in this Agreement, the Parties hereto acknowledge and agree that, depending upon certain facts to be in existence at the time of the Closing, the Merger may qualify as a transaction governed by Section 351 of the Code. If the Merger so qualifies, the Parties agree that it may be reported as such in accordance with applicable Law.

(ii)   BCSA and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, (a) the Merger qualifying for the Intended Tax Treatment, and (b) in the case of BCSA, the Domestication or the Warrant Conversion (if applicable) qualifying for the Intended Tax Treatment.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection (each, a “Tax Opinion”), BCSA and the Company shall each deliver to each of BCSA’s counsel and the Company’s counsel, respectively, customary Tax representation letters satisfactory to BCSA’s counsel and the Company’s counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement, and, if required, BCSA’s counsel shall (upon receipt of customary Tax representation letters) furnish a Tax Opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Domestication and the Warrant Conversion (if applicable) and, if required, the Company’s counsel shall (upon receipt of customary Tax representation letters) furnish a Tax Opinion, subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment should apply to the Merger.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and making available to the Pre-Closing BCSA Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of BCSA’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any Taxable period ending on or prior to the Closing Date, including timely providing (a) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such Taxable period, and (b) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such Taxable period and (ii) under Section 367(b) of the Code and the Treasury Regulations promulgated thereunder as a result of the Domestication.

Section 5.6 Company Exclusive Dealing.

(a) The Company shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its controlled Affiliates and their respective Representatives not to, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a Company Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company;

(v) approve, endorse or recommend any Company Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Competing Acquisition or a transaction of the type in clause (iv).

(b) The Company agrees to (i) notify BCSA promptly upon receipt by any Group Company of any inquiry, indication of interest, proposal or offer (written or oral) that constitutes, is related to, or would reasonably be expected to lead to, a Company Competing Acquisition, and to provide the material terms and conditions of any such inquiry, indication of interest, proposal or offer (including the identity of the Persons making such indication of interest, proposal or offer and a copy thereof) and (ii) keep BCSA reasonably informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

Section 5.7 BCSA Exclusive Dealing.

(a) BCSA shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a BCSA Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each BCSA Party shall not, and shall use reasonable best efforts to cause its Affiliates, including the BCSA Sponsor, and their respective officers and directors to not, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a BCSA Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a BCSA Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a BCSA Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any BCSA Party, other than any such filings or submissions in connection with the Transactions or the Ancillary Documents;

(v) approve, endorse or recommend any BCSA Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any BCSA Competing Acquisition or a transaction of the type in clause (iv).

(b) BCSA agrees to (i) notify the Company promptly upon receipt by BCSA of any inquiry, indication of interest, proposal or offer that constitutes, is related to, or could reasonably be expected to lead to, a BCSA Competing Acquisition, and to describe the material terms and conditions of any such inquiry, indication of interest, proposal or offer in reasonable detail (including the identity of the Persons making such BCSA Competing Acquisition) and (ii) keep the Company reasonably informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

Section 5.8 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, BCSA and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of BCSA or the Company, as applicable), and BCSA shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of BCSA that will be used for the BCSA Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the BCSA Shareholder Redemption, will be used for soliciting proxies from the holders of BCSA Warrants to vote at the BCSA Warrantholders Meeting and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by BCSA’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). The Registration Statement / Proxy Statement shall register the issuance of the Exchange Share Consideration to the extent permitted by applicable law. No filing of, or amendment or supplement to the Registration Statement / Proxy Statement will be made by BCSA without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Each of BCSA and the Company shall use its reasonable best efforts to:

(i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC, including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC;

(ii) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of BCSA or the Company, as applicable) and respond promptly to any comments of the SEC or its staff;

(iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and

(iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions.

(c) The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement / Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments on the SEC prior to the filing thereof with the SEC. BCSA, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested or advisable in connection with any action contemplated by this Section 5.8 or for inclusion or incorporation by reference in any other statement, filing, notice or application made by or on behalf of BCSA to the SEC or any Approved Stock Exchange in connection with the Transactions or the Ancillary Documents, including using reasonable best efforts to deliver customary Tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then

(i) such Party shall promptly inform, in the case of any BCSA Party, the Company, or, in the case of the Company, BCSA, thereof;

(ii) such Party shall prepare and mutually agree upon with, in the case of BCSA, the Company, or, in the case of the Company, BCSA (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement;

(iii) BCSA shall file such mutually agreed upon amendment or supplement with the SEC; and

(iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing BCSA Shareholders.

(d) BCSA shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement or any supplement or amendment, the issuance of any stop order relating thereto or the suspension of the qualification of BCSA Shares for offering or sale in any jurisdiction, the initiation or written threat of any proceeding for any such purpose, and BCSA and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives, supplied by or on the Party’s behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) If at any time prior to the Closing, BCSA or the Company becomes aware (i) that the Registration Statement / Proxy Statement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) any other information that is required to be set forth in an amendment or supplement to the Registration Statement / Proxy Statement so that it would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or BCSA (as applicable) shall promptly inform the other Party and each shall cooperate with the other in filing with the SEC or mailing to BCSA’s shareholders an amendment or supplement to the Registration Statement / Proxy Statement. Each of the Company and BCSA shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to BCSA, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(f) BCSA will advise the Company, reasonably promptly (and in any event within one Business Day) after BCSA receives notice thereof, of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time before any such document is filed with the SEC by BCSA and BCSA shall accept any reasonable comments made by the Company and its counsel. Each of BCSA and the Company shall provide each other and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC. Unless required by applicable Law, no amendment to the Registration Statement / Proxy Statement shall be filed with the SEC and no other written response to any comments from the SEC or the staff of the SEC relating to Registration Statement / Proxy Statement will be made by BCSA or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and without providing the other Party a reasonable opportunity to review and comment thereon.

Section 5.9 BCSA Shareholder and Warrantholder Approval.

(a) As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, BCSA shall:

(i) (x) duly give notice of an extraordinary general meeting of the BCSA shareholders (the “BCSA Shareholders Meeting”), (y) cause the Registration Statement / Proxy Statement to be mailed to the BCSA shareholders, and (z) duly convene and hold the BCSA Shareholders Meeting, in each case, in accordance with the Governing Documents of BCSA and applicable Law, for the purposes of obtaining the BCSA Shareholder Approvals;

(ii) use reasonable best efforts to solicit proxies from the holders of BCSA Shares to vote in favor of each of the Transaction Proposals;

(iii) in connection with the mailing of the Registration Statement / Proxy Statement and the BCSA Shareholders Meeting, provide the applicable BCSA shareholders with the opportunity to elect to participate in the BCSA Shareholder Redemption in accordance with the Governing Documents of BCSA;

(iv) (x) duly give notice of an extraordinary general meeting of the BCSA warrantholders (the “BCSA Warrantholders Meeting”), (y) cause the Registration Statement / Proxy Statement to be mailed to the BCSA warrantholders, and (z) duly convene and hold the BCSA Warrantholders Meeting, in each case, in accordance with the Warrant Agreement, the Governing Documents of BCSA and applicable Law, for the purposes of obtaining the BCSA Warrantholder Approval; and

(v) use reasonable efforts to solicit proxies from the holders of BCSA Warrants to vote in favor of each of the BCSA Warrant Amendment Proposals.

(b) BCSA shall, subject to the right of the BCSA Board to make a BCSA Change in Recommendation in accordance with Section 5.9(c), recommend to its shareholders and warrantholders, as applicable, each of the following (the “BCSA Board Recommendation”):

(i) the adoption and approval of this Agreement and the Transactions (including the Merger) (the “Business Combination Proposal”);

(ii) the adoption and the approval of the Domestication in accordance with applicable Law (the “Domestication Proposal”);

(iii) the adoption and approval of the issuance of the BCSA Shares in connection with the Transactions as required by Nasdaq listing requirements (the “Nasdaq Proposal”);

(iv) the adoption and approval of the BCSA Certificate of Incorporation and the proposed BCSA Bylaws (the “Governing Document Proposal”);

(v) the adoption and approval of the BCSA Incentive Equity Plan (the “Incentive Equity Plan Proposal”);

(vi) the adoption and approval of the BCSA Employee Stock Purchase Plan (the “ESPP Proposal”);

(vii) the adoption and approval of the BCSA Warrant Amendment Proposal and any other matters necessary or advisable to effect the BCSA Warrant Amendment (such proposals, together, the “BCSA Warrant Amendment Proposals”);

(viii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto;

(ix) the adoption and approval of each other proposal reasonably agreed to by BCSA and the Company as necessary or appropriate in connection with the consummation of the Transactions; and

(x) the adoption and approval of a proposal for the adjournment of the BCSA Shareholders Meeting or BCSA Warrantholders Meeting, as applicable, if necessary or convenient, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing;

(such proposals in (i) through (x), collectively, the “Transaction Proposals”). Notwithstanding the foregoing or anything to the contrary herein, BCSA may adjourn or postpone the BCSA Shareholders Meeting or BCSA Warrantholders Meeting (1) to solicit additional proxies because there are not sufficient votes to constitute the BCSA Shareholder Approvals or the BCSA Warrantholder Approval, as applicable, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that BCSA (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing BCSA Shareholders and holders of BCSA Warrants prior to the BCSA Shareholders Meeting or the BCSA Warrantholders Meeting, as applicable, or (4) if the holders of BCSA Class A Shares have elected to redeem a number of BCSA Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(i) not being satisfied; provided, however, that, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall BCSA adjourn or postpone the BCSA Shareholders Meeting or the BCSA Warrantholders Meeting, as applicable, for more than 15 Business Days later than the most recently adjourned or postponed meeting, but in no event later than the Termination Date.

(c) The Registration Statement / Proxy Statement shall include the BCSA Board Recommendation, unless the BCSA Board shall have changed such recommendation in accordance with this Section 5.9(c). Neither BCSA nor the BCSA Board nor any committee of the BCSA Board shall

(i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, or by formal action of the BCSA Board, any committee of the BCSA Board or BCSA, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the BCSA Board Recommendation or any other recommendation by the BCSA Board or BCSA of the proposals set forth in the Registration Statement / Proxy Statement,

(ii) adopt, approve, recommend or declare advisable to the Pre-Closing BCSA Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any BCSA Competing Acquisition or

(iii) fail to include the BCSA Board Recommendation in the Registration Statement / Proxy Statement, any action described in clause (i), (ii) or (iii) a “BCSA Change in Recommendation”; provided, that if, at any time prior to obtaining the Required BCSA Shareholder Approvals or the BCSA Warrantholder Approval, the BCSA Board determines in good faith, after consultation with its outside legal counsel, that failure to make a BCSA Change in Recommendation would be inconsistent with its fiduciary duties to the Pre-Closing BCSA Shareholders under applicable Law, then the BCSA Board may make a BCSA Change in Recommendation.

Section 5.10 Conduct of Business of BCSA. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, BCSA shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the Domestication), as required by applicable Law, as set forth on Section 5.10 of the BCSA Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do or agree to do any of the following:

(a) adopt any material amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any BCSA Party, other than to effect a BCSA Extension;

(b) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other Person, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(c) (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any BCSA Party;

(d) split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(e) incur, create or assume any Indebtedness or BCSA Liability, or guarantee any Indebtedness or other Liability of any Person, other than Indebtedness or BCSA Liabilities incurred (i) in the ordinary course of BCSA’s business as conducted to date, (ii) to maintain BCSA’s corporate existence, (iii) to maintain BCSA’s stock exchange listing, or (iv) in furtherance of consummation of the Transactions;

(f) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, BCSA or any of its Subsidiaries;

(g) issue any Equity Securities, other than pursuant to any Financing, the Domestication or the BCSA Warrant Amendment;

(h) enter into, or permit any of the assets owned or used by BCSA or any of its Subsidiaries to become bound by, any Contract, other than Contracts (i) to maintain BCSA’s corporate existence, (ii) to maintain BCSA’s stock exchange listing, or (iii) in furtherance of consummation of the Transactions; provided, that for the avoidance of doubt, any Contract in respect of shares of capital stock of Qenta Inc. owned by the BCSA Sponsor (but shown on the balance sheet of BCSA) shall not be subject to the restrictions of this clause, so long as it does not otherwise create an obligation of a BCSA Party that would not be permitted under this Section 5.10 (including, for the avoidance of doubt, any BCSA Liability) or any post-Closing obligation of any BCSA Party;

(i) (i) amend, modify or renew any BCSA Affiliated Party Transaction, or make any material payment to any BCSA Affiliated Party (other than compensation payments to employees in the ordinary course of business, consistent with past practice, or the Contracts set forth on Section 4.10 of the BCSA Disclosure Schedules), or (ii) enter into any Contract that would constitute a BCSA Affiliated Party Transaction if entered into prior to the execution of this Agreement; provided, that for the avoidance of doubt, any Contract in respect of shares of capital stock of Qenta Inc. owned by the BCSA Sponsor (but shown on the balance sheet of BCSA) shall not be subject to the restrictions of this clause, so long as it does not otherwise create an obligation of a BCSA Party that would not be permitted under this Section 5.10 (including, for the avoidance of doubt, any BCSA Liability) or any post-Closing obligation of any BCSA Party;

(j) make, change or revoke any election concerning Taxes or Tax accounting method other than in the ordinary course of business consistent with past practice (other than the Domestication), file any Tax Return in a manner inconsistent with past practices, amend any Tax Return, enter into any Tax closing agreement or any Tax sharing or similar agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(k) change any BCSA Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(l) enter into any settlement, conciliation or similar Contract that by its terms will impose any obligations on BCSA or any of its Affiliates after the Closing, including any Group Company, other than obligations that constitute BCSA Liabilities;

(m) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(n) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or otherwise, other than amendments to existing agreements with any such parties; or

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, but without limiting the terms of this Section 5.10, nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any BCSA Party.

Section 5.11 Approved Stock Exchange Listing; BCSA Public Filings.

(a) Approved Stock Exchange Listing. BCSA shall use its reasonable best efforts to cause (i) BCSA’s initial listing application with an Approved Stock Exchange in connection with the Transactions to be approved, (ii) the BCSA Shares issuable in accordance with this Agreement, including the Domestication and the Merger, to be approved for listing on such Approved Stock Exchange, subject to official notice of issuance thereof, and (iii) to satisfy any of BCSA’s applicable initial and continuing listing requirements of such Approved Stock Exchange, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives, to cooperate with BCSA and its Representatives in connection with the foregoing provisions of this Section 5.11(a), as reasonably requested by BCSA.

(b) BCSA Public Filings. From the date hereof through the Closing, BCSA will file all annual and quarterly reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws, and BCSA will use commercially reasonable efforts to provide the Company and its counsel reasonable notice prior to any filing, which shall be no shorter than two Business Days, so that the Company and its counsel may review and comment upon any such document prior to its filing.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee,

(a) at the Closing, BCSA shall

(i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and

(ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of BCSA pursuant to the BCSA Shareholder Redemption, (B) pay the amounts due to the underwriters of BCSA’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to BCSA in accordance with the Trust Agreement, and

(b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Shareholder Approval.

(a) As promptly as reasonably practicable following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, and in any event, no later than the date of the BCSA Shareholders Meeting (the “Company Shareholder Written Consent Deadline”), the Company shall use reasonable best efforts to deliver a form of written consent, in form and substance reasonably acceptable to BCSA, together with a copy of the Registration Statement / Proxy Statement, to a sufficient number of Company Shareholders to effect the Company Required Shareholder Approval and to request that such Company Shareholders execute such written consent. Upon receipt of written consents from a sufficient number of Company Shareholders to effect the Company Required Shareholder Approval, the Company shall deliver to BCSA a true and correct copy of such duly executed and delivered written consents (collectively, the “Company Shareholder Written Consent”).

(b) As soon as practicable following the receipt of the Company Required Shareholder Approval, the Company shall prepare and deliver to each Company Shareholder who has not executed and delivered the Company Shareholder Written Consent an information statement, in form and substance required under the DGCL and otherwise reasonably satisfactory to BCSA, which information statement shall include (i) copies of this Agreement and the Registration Statement / Proxy Statement, (ii) a description of any dissenters’ rights of the Company Shareholders available under Section 262 of the DGCL and any other disclosure with respect to dissenters’ rights required by applicable Law and (iii) in accordance with the requirements of Section 228(e) of the DGCL, notice to any Company Shareholder who has not executed and delivered the Company Shareholder Written Consent of the corporate action by those Company Shareholders who did execute the Company Shareholder Written Consent.

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time (but, for the avoidance of doubt, following the Domestication) in favor of the directors and officers of each Party, as provided in the applicable Party’s Governing Documents or director and officer indemnification agreements in effect as of the date hereof, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six years and (ii) BCSA will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six-year period. To the maximum extent permitted by applicable Law, during such six-year period, BCSA shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Parties’ Governing Documents shall not, during such six-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Party (the “D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of any Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of BCSA or the Group Companies shall have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) BCSA shall obtain, at or prior to the Closing, and BCSA shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of BCSA in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, which may be satisfied by an existing D&O insurance policy of BCSA, providing the aforementioned coverage set forth in this Section 5.14(c) (including via a prepaid or previously acquired “tail” that automatically takes effect at the Closing). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are no less favorable in the aggregate to the Persons covered thereby than the coverage provided under BCSA’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, BCSA or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 300% of the most recent annual premium paid by BCSA prior to the date of this Agreement.

(d) The Company shall purchase, at or prior to the Closing, and BCSA shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the aforementioned coverage set forth in this Section 5.14(d). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, BCSA or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(e) All premiums and other expenses in respect of the “tail” policies set forth in Section 5.14(c) and (d) shall be Company Expenses under this Agreement.

(f) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of BCSA.

Section 5.15 Post-Closing Directors and Officers.

(a) The Parties shall take all such action as may be necessary or reasonably appropriate such that as of the Effective Time:

(i) the BCSA Board shall consist of a number of directors, not to exceed nine, as determined by the Company;

(ii) BCSA shall appoint one member of the BCSA Board pursuant to Section 5.15(b);

(iii) the Company shall appoint the remainder of the BCSA Board pursuant to Section 5.15(c); and

(iv) the officers of BCSA (the “Officers”) shall be the individuals determined in accordance with Section 5.15(d).

(b) The individual identified on Section 5.15(b) of the BCSA Disclosure Schedules shall be a director on the BCSA Board immediately after the Effective Time (the “BCSA Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the BCSA Sponsor may, by giving the Company and BCSA written notice, replace the BCSA Designee with any individual and, upon the BCSA Sponsor so giving notice of the replacement of such BCSA Designee, Section 5.15(b) of the BCSA Disclosure Schedules shall automatically be deemed amended to include such replacement individual in lieu of the individual so replaced.

(c) As promptly as practicable following the date of this Agreement, the Company shall appoint the remaining individuals (each, a “Company Designee”) to serve as directors on the BCSA Board immediately after the Effective Time. Notwithstanding the foregoing or anything to the contrary herein, there must be sufficient Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) to meet the number and qualifications to serve on all independent committees required by Nasdaq (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.15(c) or otherwise).

(d) The BCSA Board shall be divided into three classes, with the BCSA Designee serving in Class I.

(e) The individuals identified on Section 5.15(e) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.15(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may replace such individual with another individual to serve as such Officer and, upon the Company so giving notice of such replacement, Section 5.15(e) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

Section 5.16 PCAOB Financials.

(a) The Company shall deliver to BCSA:

(i) as promptly as reasonably practicable following the date of this Agreement, and in any event no later than May 31, 2024 (the “Financial Statements Deadline”), the audited consolidated balance sheets of the Company as of December 31, 2022 and 2023 and the related audited consolidated statements of operations and comprehensive loss and cash flows of the Company for each of the years then ended (the “Closing Company Audited Financial Statements”), and

(ii) following the end of any fiscal quarter (other than the fourth fiscal quarter), unaudited consolidated balance sheets and the related unaudited consolidated statements of operations and comprehensive loss, and stockholders’ deficit and cash flows of the Company as of and for a year-to-date period through the end of that fiscal quarter (and as of and for the same period from the previous fiscal year), no later than 15 Business Days before the date such information is required to be included in the Registration Statement / Proxy Statement (the financial statements described in this clause (ii) collectively with the Closing Company Audited Financial Statements, the “Closing Company Financial Statements”).

The Company shall cause the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) Each of BCSA and the Company shall use their respective reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies or BCSA, as applicable, BCSA and the Company, as applicable, in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by BCSA with the SEC in connection with the Transactions or any Ancillary Document and (ii) to obtain the consents of their respective auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.17 Incentive Equity Actions. Prior to the BCSA Shareholders Meeting, the BCSA Board shall approve and adopt (a) an equity incentive plan, on substantially the same terms as the Company’s Amended and Restated 2019 Stock Plan and (b) an employee stock purchase plan, in form and substance acceptable to the Company (the “BCSA Incentive Equity Plan” and the “BCSA ESPP”, respectively), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing. The BCSA Incentive Equity Plan shall have an initial share reserve as determined by the Company. The Rollover Equity Awards shall, for the avoidance of doubt, be deemed to have been granted pursuant to the BCSA Incentive Equity Plan but shall not reduce the number of BCSA Shares reserved for grant thereunder. The BCSA ESPP shall have an initial share reserve as determined by the Company.

Section 5.18 Bylaws. Prior to the occurrence of the Effective Time, BCSA shall adopt, or cause to be adopted, the BCSA Bylaws in accordance with applicable Law.

Section 5.19 Company Change of Name. Prior to the Closing Date, the Company shall cause its name to be changed to a name designated by the Company in its sole discretion and provide evidence of the same to BCSA.

Section 5.20 Fee Payment. Upon the execution of this Agreement, the Company shall make a cash payment of $1 million to BCSA by wire transfer in immediately payable funds to the account specified in Annex B hereto.

Section 5.21 Extension of Time to Consummate a Business Combination.

(a) As soon as practicable after the execution of this Agreement, BCSA shall file with the SEC a proxy statement reasonably acceptable in form and substance to the Company (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend the BCSA Governing Documents, on terms and conditions agreed by the Parties, to extend the period of time BCSA is afforded under its Governing Documents to consummate its initial business combination (such amendment, the “Extension Proposal”). BCSA shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on any amendments or supplements to the Extension Proxy Statement, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. BCSA, with the assistance of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use all commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. BCSA will advise the Company promptly after: (i) the time when the Extension Proxy Statement has been filed; (ii) in the event the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (iii) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (iv) the filing of any supplement or amendment to the Extension Proxy Statement; (v) any request by the SEC for amendment of the Extension Proxy Statement; (vi) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (vii) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, a summary of such request); and (viii) any other communication, whether written or oral, from the SEC in respect thereof (and shall provide the Company with a copy or, in the case of oral communications, a summary of such communication).

(b) Each Party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(c) As promptly as practicable after the Extension Proxy Statement is cleared by the SEC (or, if the SEC does not provide any comments thereon, not later than ten calendar days after the initial filing thereof with the SEC), BCSA shall distribute the Extension Proxy Statement to BCSA’s shareholders and (i) having, prior to the distribution of the Extension Proxy Statement, established the record date therefor, shall duly call and give notice of special meeting of its shareholders (each an “Extension Shareholders’ Meeting”) in accordance with its Governing Documents and the DGCL for a date no later than 30 days after such notice, subject to BCSA’s right to adjourn the Extension Shareholders’ Meeting as provided in this Agreement, (ii) shall solicit proxies from BCSA’s shareholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Shareholders’ Meeting, (iii) shall use its commercially reasonable efforts to obtain, from the holders of the BCSA Class A Shares, the approval of the Extension Proposal, and (iv) shall provide its shareholders with the opportunity to elect to convert their BCSA Class A Shares into a pro rata portion of the Trust Account in connection with the extension as provided for in the BCSA Governing Documents.

(d) BCSA may adjourn the Extension Shareholders’ Meeting, (i) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to allow reasonable time for the BCSA Board to accept reversals of elections from the holders that elect to convert their BCSA Class A Shares into a pro rata portion of the Trust Account, (ii) if a quorum is not present (either in person or by proxy) at the Extension Shareholders’ Meeting, for the purpose of obtaining such a quorum, (iii) to amend the Extension Proposal, (iv) to allow reasonable time for the BCSA Board to accept reversals of elections to redeem BCSA Class A Shares or (v) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that BCSA has determined, in good faith after consultation with outside legal counsel and the Company, is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shareholders of BCSA prior to the Extension Shareholders’ Meeting.

(e) BCSA shall comply in all material respects with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Shareholders’ Meeting. Without limiting the foregoing, BCSA and the Company shall each ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to BCSA shareholders, and as of the date of the Extension Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading (provided that no Party shall be responsible for the accuracy or completeness of any information relating to another Party or any other information furnished by another Party for inclusion in the Extension Proxy Statement).

(f) BCSA, acting through the BCSA Board, shall include in the Extension Proxy Statement the recommendation of the BCSA Board that BCSA’s shareholders vote in favor of the Extension Proposal, and shall otherwise use commercially reasonable efforts to obtain approval thereof.

(g) For the avoidance of doubt, all filing fees, fees and disbursements of BCSA legal counsel, fees of BCSA’s accountants, and other costs, and expenses of BCSA for and in relation to any extension of the period of time BCSA is afforded under its Governing Documents to consummate its initial business combination, including the Extension Proxy Statement and Extension Shareholders’ Meeting, including any cash deposited into the Trust Account by BCSA, the BCSA Sponsor or any of their respective Affiliates in connection with the Extension Shareholder Meeting or at any time after the Extension Shareholder Meeting until the Effective Time (each such cash deposit, an “Extension Deposit”) shall be a BCSA Expense.

Section 5.22 Financing.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, at the request of the Company, BCSA shall, and shall cause its Representatives to, use commercially reasonable efforts to provide such cooperation and assistance to the Company for the private placement of Equity Securities of BCSA, in each case, on terms and with counterparties and otherwise satisfactory to the Company in its sole discretion (collectively, the “Financing”); provided, that any such Financing shall not be consummated prior to the Closing Date.

(b) Other than as expressly permitted by this Agreement, none of the BCSA Parties shall enter into any Contract with respect to any Equity Security of any BCSA Party without the Company’s prior written consent, which may be granted or withheld in the Company’s sole discretion.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a) (i) each applicable waiting period (and any extension thereof) under the HSR Act or any applicable Antitrust Law shall have expired or been terminated and (ii) any approval or Consent under any applicable Antitrust Law shall have been obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b) no Order, Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Domestication or the Merger shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Required Shareholder Approval shall have been obtained;

(e) the Required BCSA Shareholder Approvals shall have been obtained;

(f) the Domestication shall have been consummated at least one Business Day prior to the Closing Date in accordance with Section 2.1(a) and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to BCSA; and

(g) in respect of each Company FINRA Filing either (A) FINRA shall have provided approval of the Continuing Membership Application filing in accordance with FINRA Rule 1017 or written approval of the contemplated transactions in response to the filing of a Materiality Consultation, or (B) to the extent a Continuing Membership Application filing has been made, at least 30 days shall have elapsed following FINRA confirmation that the Company FINRA Filing is substantially complete; provided, that FINRA shall not have imposed any material interim restriction then in effect on the Company FINRA Filing nor otherwise advised that the Parties are prohibited from consummating the contemplated transactions.

Section 6.2 Other Conditions to the Obligations of the BCSA Parties. The obligations of the BCSA Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by BCSA (on behalf of itself and the other BCSA Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct in all respects (other than Section 3.2 (Capitalization), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing; provided, that, for purposes of this Section 6.2(b), the Company shall only be deemed to have not performed or complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing if the Company has materially breached such covenant or agreement and, after having received written notice of such breach, failed to cure by one Business Day prior to the Termination Date);

(c) each of the Ancillary Documents required to be delivered by the Company at or prior to the Closing shall have been fully executed by each of the parties thereto, other than any BCSA Party or the BCSA Sponsor, and be in full force and effect, fully binding on each of the parties thereto, other than any BCSA Party or the BCSA Sponsor; and

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to BCSA the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a) and Section 6.2(b) are satisfied, in a form and substance reasonably satisfactory to BCSA;

(ii) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to BCSA; and

(iii) written resignations of all members of the Company Board, other than those persons identified as directors on Section 5.15(c) of the Company Disclosure Schedules, effective as of the Effective Time; and

(iv) the Closing Company Financial Statements.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the BCSA Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the BCSA Parties (other than the BCSA Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “BCSA Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a BCSA Material Adverse Effect;

(b) each BCSA Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing; provided, that, for purposes of this Section 6.3(b), a BCSA Party shall only be deemed to have not performed or complied in all material respects with the covenants and agreements required to be performed or complied with by such BCSA Party under this Agreement at or prior to the Closing if such BCSA Party has materially breached such covenant or agreement and, after having received written notice of such breach, failed to cure by one Business Day prior to the Termination Date);

(c) BCSA’s initial listing application with an Approved Stock Exchange in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, BCSA shall, after giving effect to the BCSA Shareholder Redemption, the Domestication and the Warrant Conversion, satisfy any applicable initial and continuing listing requirements of such Approved Stock Exchange, and BCSA shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the BCSA Shares (including the BCSA Shares to be issued hereunder) shall have been approved for listing on such Approved Stock Exchange;

(d) each of the Ancillary Documents required to be delivered by any of the BCSA Parties at or prior to the Closing shall have been fully executed by each of the parties thereto, other than the Company or any Company Shareholder, and be in full force and effect, fully binding on each of the parties thereto, other than the Company or any Company Shareholder;

(e) the Company shall have obtained approval or non-objection from the State of Kentucky Department of Financial Institutions, Division of Securities pursuant to 808 Kentucky Administrative Regulation 10:460 without the imposition of a Burdensome Condition;

(f) the Company shall have obtained approval or non-objection from the Florida Office of Financial Regulation, Division of Securities pursuant to Rule 69W-600.001(11)(d)(1) of the Florida Administrative Code without the imposition of a Burdensome Condition;

(g) BCSA shall have provided the Company with evidence reasonably satisfactory to the Company that BCSA shall have received the Sponsor Closing Payment, if any; and

(h) at or prior to the Closing, BCSA shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of BCSA, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company.

Section 6.4 Frustration of Closing Conditions. Neither the Company nor any BCSA Party may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by such Party’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.

ARTICLE 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated, and the Transactions may be abandoned at any time prior to the Closing, by either BCSA or the Company for any reason.

Section 7.2 Effect of Termination.

(a) Any termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice of the terminating Party to each of the other Parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, (i) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives, other than as expressly set forth in this Agreement), with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent, with respect to Article 1, related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties (the “Surviving Provisions”) and (ii) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms.

(b) In the event of any termination of this Agreement, the Company shall pay to BCSA, a non-refundable fee (the “Termination Fee”) in the amount of $5,000,000 promptly, but in no event later than 30 days, following the termination of this Agreement. Notwithstanding anything to the contrary contained in this Section 7.2(b) or elsewhere in this Agreement, upon payment of the Termination Fee, BCSA’s right to receive the Termination Fee pursuant to this Section 7.2(b) shall be the sole and exclusive remedy of the BCSA Parties and their respective securityholders, Affiliates and Representatives against the Group Companies and their respective securityholders, Affiliates and Representatives. The BCSA Parties and their respective securityholders, Affiliates and Representatives, on the one hand, and the Group Companies and their respective securityholders, Affiliates and Representatives, on the other hand, shall each be deemed to have waived all remedies (including equitable remedies), in each case with respect to: (A) any failure of the Transactions to be consummated; (B) any breach by any Group Company or BCSA Party (as applicable) of its respective obligations to consummate the Transactions or any other provision set forth in this Agreement; (C) any inaccuracy in any representation or warranty set forth in this Agreement; and (D) any breach of any of the covenants or obligations set forth in this Agreement, other than claims arising under the Surviving Provisions.

(c) Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any fraud or (ii) any Person’s Liability under any Confidentiality Agreement or any Transaction Support Agreement to which such Person is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Affiliated Party or any BCSA Affiliated Party. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of BCSA and the Company; provided, however, that to the extent any such assignment following the Closing relates to the BCSA Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void, ab initio.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by BCSA and the Company; provided, however, that any such amendment or modification following the Closing with respect to the BCSA Sponsor Specified Provisions shall also require the written consent of the BCSA Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, without receipt of an “error” or a similar message that such e-mail was not deliverable or not received by such intended recipient, or (iii) by nationally recognized overnight delivery service to the other Parties as follows.

(a)	If to any BCSA Party, to:

Blockchain Coinvestors Acquisition Corp. I

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

Attention: Lou Kerner and Mitchell Mechigian

Email: lou@cryptooracle.io and mmechigian@blockchaincoinvestors.com with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Keith Billotti

Email: billotti@sewkis.com

(b)	If to the Company, to:

Linqto, Inc.

PO Box 2859

Sunnyvale, CA 94087-0859

Attention: Joseph A. Endoso, CEO

Email: joe@linqto.com

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas, 17th Floor

New York, NY 10020

Attention:	Ethan Silver
Meredith Beuchaw
Email:	ESilver@lowenstein.com
MBeuchaw@ lowenstein.com

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement and the Ancillary Documents, and any rights or claims arising from or relating to this Agreement, the Ancillary Documents or the Transactions (including the Merger), shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware (except that the Laws of the Cayman Islands shall also apply to the Domestication).

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, if the Merger and the Closing occur, the Surviving Company shall be responsible for and shall pay, or cause to be paid, at Closing all Unpaid Company Expenses and all Unpaid BCSA Liabilities (except as set forth in Section 2.3(d)) in accordance with their terms and the terms of this Agreement.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to BCSA, any documents or other materials posted to the electronic data room located at https://americas.datasite.com under the project name “Project Buttercup” as of at least two hours prior to the execution of this Agreement; (l) the phrase “ordinary course of business” means the ordinary course of business consistent with past practices; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the BCSA Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the BCSA Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the BCSA Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The BCSA Sponsor shall be an express third-party beneficiary of Section 5.14, Section 8.2, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14 (collectively, the “BCSA Sponsor Specified Provisions”).

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts (including facsimile, DocuSign or other electronic counterparts), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of BCSA. For all purposes of this Agreement, the phrases “to the Company’s Knowledge”, “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry of such individual’s direct reports. For all purposes of this Agreement, the phrase “to BCSA’s knowledge” and “to the knowledge of BCSA” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the BCSA Disclosure Schedules, assuming reasonable due inquiry and investigation of such individual’s direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the BCSA Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Without limiting any rights of any party against any other party to an Ancillary Document to the extent on the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder and except for claims based on or for fraud, (i) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party; and (ii) (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, BCSA or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 8.14 Extension; Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party set forth herein, (b) waive any inaccuracies in the representations and warranties of any other Party set forth herein or (c) waive compliance by any other Party with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect to the BCSA Sponsor Specified Provisions shall also require the written consent of the BCSA Sponsor.

Section 8.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER, FOR ENFORCEMENT OR BREACH OF, OR RELATING TO THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks or declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, (a) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (b) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of BCSA, filed with the SEC (File No. 333-259091, on November 9, 2021 (the “Prospectus”)). For purposes of this Agreement, “Trust Account” means the trust account established by BCSA with the proceeds from its initial public offering (the “IPO”) and concurrent private placement pursuant to the Trust Agreement in accordance with the Prospectus. The Company acknowledges and agrees and understands that BCSA has established the Trust Account containing the proceeds of its IPO and the overallotment shares acquired by BCSA’s underwriters in connection therewith and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BCSA’s public shareholders (including overallotment shares acquired by BCSA’s underwriters, the “Public Shareholders”), and BCSA may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of BCSA entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, or any of its respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between BCSA or any of its Representatives, on the one hand, and, the Company, or any of its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) now or in the future as a result of, or arising out of, any negotiations, or Contracts with BCSA or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom to the Public Shareholders or in respect of deferred underwriting commissions from the IPO) for any reason whatsoever (including for an alleged breach of any agreement with BCSA or its Affiliates).

Section 8.19 Conflicts and Privilege.

(a) BCSA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “Company Group”), on the one hand, and (y) the Surviving Company, the BCSA Sponsor, the shareholders or holders of other equity interests of BCSA or the BCSA Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company, on the other hand, any legal counsel, including Lowenstein Sandler LLP (“Lowenstein”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute (any such representation, the “Company Post-Closing Representation”), even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented BCSA and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company. Each of BCSA and the Company, on behalf of their respective successors and assigns, hereby consents to the Company Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. BCSA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and Lowenstein, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by BCSA or BCSA Sponsor prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

(b) BCSA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the BCSA Sponsor, the shareholders or holders of other equity interests of BCSA or BCSA Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “BCSA Group”), on the one hand, and (y) the Surviving Company, the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company, on the other hand, any legal counsel, including Seward & Kissel LLP (“Seward”) that represented BCSA or the BCSA Sponsor prior to the Closing may represent any member of the BCSA Group in such dispute (any such representation, the “BCSA Post-Closing Representation”), even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented BCSA and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for BCSA, the BCSA Sponsor or the Surviving Company. Each of BCSA and the Company, on behalf of their respective successors and assigns, hereby consents to the BCSA Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. BCSA and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the BCSA and/or any member of the BCSA Group, on the one hand, and Seward, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the BCSA Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with BCSA or BCSA Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the date first written above.

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer

BCSA MERGER SUB I, INC.

By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	President

[Signature Page to Business Combination Agreement]

LINQTO INC.

By:	/s/ Joseph Endoso
	Name:	Joseph Endoso
	Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

ANNEX A

COMPANY

SUPPORTING SHAREHOLDERS

	Shareholder	No. of Shares	%
1.	William Sarris	3,777,884	7.087%
2.	Linqto Liquidshares LLC	9,210,885	17.279%

ANNEX B

BCSA BANK ACCOUNT INFORMATION

[Confidential]

Exhibit A

Form of BCSA Warrant Amendment

[See Attached]

Exhibit B

Form of Transaction Support Agreement

[See Attached]

Exhibit C

Form of New Registration Rights Agreement

[See Attached]